Exhibit 99.1

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
(Amendment & Restatement Effective January 1, 2010)

CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
(Amendment & Restatement Effective January 1, 2010)

ARTICLE 1.	INTRODUCTION AND PLAN HISTORY.
The Chevron Corporation Stock Plan was established effective July 1, 1952. Effective July 1, 1986, the Chevron Corporation Stock Plan was amended and restated and the name was changed to the Chevron Corporation Profit Sharing/ Savings Plan. Effective December 1, 1989, the Plan was amended to include an employee stock ownership portion. Effective December 31, 1995, the Chevron Corporation Savings Plus Plan was merged into the Plan. In connection with improvements in investment options and the transfer of certain record keeping, customer service and administrative functions, the Plan was amended and restated effective as of August 26, 1996. Subsequent to that date, the Plan was amended on a number of occasions. Effective January 1, 2001, the Plan was amended and restated to incorporate those separate amendments, and, effective October 9, 2001, the name change of the Plan’s sponsor. Effective April 1, 2002, the Plan was amended and restated in its entirety to effect regulatory, administrative and design changes and was renamed the Employee Savings Investment Plan (the “Plan”).
Effective July 1, 2002, the Employees Thrift Plan of Texaco Inc. (the “Thrift Plan”), the Stock Plan of Chevron Global Energy Inc. (the “Global Energy Stock Plan”), the Employee Savings Plan of Chevron Global Energy Inc. (the “Global Energy Savings Plan”) and the Employees Thrift Plan of Fuel and Marine Marketing LLC (the “FAMM Plan,” and, together with the Thrift Plan, the Global Energy Stock Plan and the Global Energy Savings Plan, the “2002 Merged Plans”) were merged with and into the Plan. The Plan was amended and restated to incorporate amendments necessary to effectuate the merger of the 2002 Merged Plans with and into the Plan. The Plan was subsequently amended on two occasions to take into account certain law changes and other administrative changes.
Effective as of January 1, 2006, the Plan was amended and restated to incorporate the prior amendments, to take into account law and regulatory changes, and to incorporate amendments necessary to effectuate the merger of the Unocal Savings Plan, (the “Unocal Plan”) with and into the Plan.
Effective as of January 1, 2006, the Plan was amended and restated a second time to take into account additional regulatory and design changes.
Effective as of June 28, 2006, the Unocal Plan was merged with and into the Plan. In general, the effective date of the Plan document with respect to the merger of the Unocal Plan with and into the Plan shall be June 28, 2006; provided, however, that the Plan shall have such earlier effective dates as are required to enable the Unocal Plan contained herein to satisfy fully the Pre-Merger Qualification Requirements. Accounts of participants in the Unocal Plan shall be transferred to the corresponding Accounts established under the Plan. This transfer shall be made in a manner which preserves the existing Account balances as of the Effective Date of the merger. For purposes of the Unocal Plan, a “Pre-Merger Qualification Requirement” shall be any requirement of the Code or applicable Treasury Regulations for which no provision satisfying that requirement was included in the Unocal Plan before their merger into the Plan. In addition, certain design based provisions applicable to the Unocal Plan are described in Appendix C to this Plan. These design based changes are generally effective with respect to the Unocal Plan as of January 1, 2006.
Effective as of December 31, 2008, the Pure Resources 401(k) and Matching Plan (the “Pure Resources Plan”) was merged with and into the Plan. In general, the effective date of the Plan document with respect to the merger of the Pure Resources Plan with and into the Plan shall be December 31, 2008; provided, however, that the Plan shall have such earlier effective dates as are required to enable the Pure Resources Plan contained herein to satisfy fully the Pre-Merger Qualification Requirements. For purposes of the Pure Resources Plan, a “Pre-Merger Qualification Requirement” shall be any requirement of the Code or applicable Treasury Regulations for which no provision satisfying that requirement was included in the Pure Resources Plan before its merger into the Plan.
Effective as of January 1, 2010, the Plan was amended and restated to incorporate the prior amendments.
The purposes of the Plan are to provide Eligible Employees (a) the opportunity to share in the profits and ownership of the Corporation, and (b) retirement benefits through a program of regular savings supplemented by Company Matching Contributions (which may be in the form of Leveraged ESOP Contributions). Portions of the Plan are intended to qualify as a profit-sharing plan under section 401(a) of the Internal Revenue Code, as a qualified cash or deferred arrangement under section 401(k) of the Code and as a stock bonus and employee stock ownership plan (“ESOP”) under sections 401(a) and 4975(e)(7) of the Code.
The portion of the Plan that is designated as an ESOP is designed to invest primarily in Chevron Stock. The ESOP portion of the Plan consists of the Chevron Stock Fund and the Chevron Leveraged ESOP Stock Fund. Further, the ESOP portion of the Plan is, for purposes of certain rules imposed under the Code, treated as a separate plan from the portion designated as a profit sharing plan.
Members of the Plan and the Participating Companies contribute to the Plan. Contributions are invested in Chevron Stock and other alternative investments as provided by the Plan.
Capitalized terms used in the Plan have the meaning set forth in Article 2.

ARTICLE 2.	DEFINITIONS.

1.
“Accounts” means the separate accounts maintained for each Member as a part of the Trust Fund, each of which is described in Article 8. Each Member’s Accounts are credited with the Member’s share of contributions and any income, gains, expenses and losses accruing on amounts previously credited to the Accounts and debited with any withdrawals. In addition, where applicable, “Accounts” also refers to accounts maintained for Beneficiaries and Alternate Payees and references to a “Member’s Account” shall, to the extent required, also refer to Accounts maintained for such individuals.

2.
“Account Balance” means (a) with respect to Accounts invested in the Chevron Stock Fund, the number of shares of Chevron Stock and the amount of cash (if any) credited to such Accounts; and (b) with respect to other Accounts, the number of investment fund units and the amount of cash (if any) credited to such Accounts.

3.
“Affiliated Group” means the Corporation, each member of the Employer Group and each other entity that has been designated in writing as a member of the Affiliated Group by the Corporation. An entity shall be considered a member of the Affiliated Group only with respect to periods for which this designation is in effect or during which the relationship described in the first sentence of this Section exists. An “Affiliate” is a member of the Affiliated Group.

4.
“After-Tax Accounts” means the Account to which Basic and/or Supplemental Contributions are credited pursuant to the After-Tax Option. Thus, a Member may have After-Tax Member Basic Contributions Accounts and After-Tax Member Supplemental Contributions Accounts. If a Member made contributions pursuant to the After-Tax Option prior to 1987, such Member’s After-Tax Accounts shall include a subaccount consisting of the Member’s Pre ‘87 After-Tax Member Contributions.

5.	“After-Tax Member Contributions” means Member Contributions made pursuant to the After-Tax Option described in Section 4.3.

6.
“After-Tax Option” means the option of a Member described in Section 4.3 to make Basic or Supplemental Contributions that will be included in the Member’s taxable compensation for the year in which the contributions are contributed to the Plan, but shall not be treated as made under the Roth Option.

7.	“Aggregate 401(k) Contributions” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

8.	“Aggregate 401(m) Contributions” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

9.	“Alternate Payee” means a spouse, former spouse, child or other dependent of a Member who is recognized by a QDRO as having a right to receive all or a portion of the Member’s Account Balance.

10.	“Annual Additions” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

11.	“Annual Deferral Limit” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

12.	“Basic Contributions” means the contributions elected by Members as described in Section 4.1(a).

13.
“Before-Tax Accounts” means the Accounts to which Basic and Supplemental Contributions are credited pursuant to the Before-Tax Option. Thus, a Member may have Before-Tax Member Basic Contributions Accounts and Before-Tax Member Supplemental Contributions Accounts.

14.	“Before-Tax Member Contributions” means Member Contributions made pursuant to the Before-Tax Option described in Section 4.2.

15.
“Before-Tax Option” means the option of a Member described in Section 4.2 to make Basic or Supplemental Contributions that will not be included in the Member’s taxable compensation until such contributions are distributed in accordance with the terms of the Plan.

16.	“Beneficiary” is defined in Section 10.9.

17.	“Chevron Corporation Long-Term Disability Plan” means the Long-Term Disability Plan of the Chevron Corporation Long-Term Disability Plan Organization, as amended from time to time.

18.	“Chevron Leveraged ESOP Stock Fund” means the Investment Fund described in Section 7.2 which is invested in shares of Chevron Stock which have been released from the Leveraged ESOP Suspense Account.

19.	“Chevron Stock” means the common stock of the Corporation, which is readily tradable on an established securities market.

20.
“Chevron Stock Fund” means the Investment Fund invested in Chevron Stock and, with respect to amounts temporarily awaiting investment in Chevron Stock, in such interest-bearing short-term debt instruments as the Trustee deems suitable. Notwithstanding the foregoing, the Chevron Stock Fund does not include any amount invested in the Chevron Leveraged ESOP Stock Fund.

21.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

22.	“Company Matching Contribution” means the contributions by the Participating Companies as provided in Section 5.1.

23.	“Compensation Limitation” means the limitation in effect under section 401(a)(17) of the Code for the Plan Year.

24.	“Corporation” means Chevron Corporation, a publicly-held Delaware corporation.

25.	“Disability Withdrawal” is a partial distribution of a Member’s Account made while he or she is an Employee and in the limited circumstances described in Section 12.4.

26.	“Eligible Employee” means an Employee described in Section 3.3.

27.	“Employee” means any individual who is employed as a common law employee by any member of the Affiliated Group and any individual who is a Leased Employee. For purposes of this

Section 2.27 and Section 3.4(c), “Leased Employee” means an individual (other than a common law employee of any member of the Affiliated Group) who, pursuant to an agreement between any member of the Affiliated Group and any other person (“leasing organization”), has performed services for any member of the Affiliated Group (or for any member of the Affiliated Group and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction of or control by any member of the Affiliated Group. The foregoing notwithstanding, if such Leased Employees constitute less than 20 percent of the Employer Group’s workforce within the meaning of section 414(n)(5)(C)(ii) of the Code, then the term “Employee” shall not include Leased Employees covered by a plan described in section 414(n)(5)(B) of the Code.

28.
“Employer Group” means the controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to section 1563(a)(4) and section 1563(e)(3)(C) of the Code) of which the Corporation is a member. In general, the Employer Group consists of the Corporation and all corporations owned 80% or more directly or indirectly by the Corporation.

29.	“ERISA” means the Employee Retirement Income Security Act of 1974 (P.L. 93‑406), as amended.

30.	“Excess Aggregate Contributions” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

31.	“Excess Contributions” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

32.	“Excess Deferrals” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

33.	“FAMM Plan” means the Employees Thrift Plan of Fuel and Marine Markets LLC.

34.	“FAMM Plan Employer Contributions” means those employer contributions which were allocated to the FAMM Plan’s employer contribution accounts prior to July 1, 2002.

35.
“FAMM Plan Post-1986 After-Tax Contributions” means those after-tax employee contributions made under the FAMM Plan after January 1, 1987 and which were allocated to the FAMM Plan’s after-tax accounts prior to July 1, 2002.

36.	“FAMM Plan Pre-1987 After-Tax Contributions” means those after-tax employee contributions made prior to January 1, 1987, which were allocated to the FAMM Plan’s after-tax accounts.

37.	“FAMM Plan Pre-Tax Contributions” means those before-tax employee contributions allocated to the FAMM Plan’s before-tax accounts prior to July 1, 2002.

38.	“Global Energy Savings Plan” means the Employees Savings Plan of Chevron Global Energy Inc.

39.	“Global Energy Savings Plan Matching Contributions” means those employer matching contributions which were allocated to the Global Energy Savings Plan prior to July 1, 2002.

40.
“Global Energy Savings Plan Employee Post-1986 After-Tax Contributions” means those after-tax employee contributions made under the Global Energy Savings Plan after January 1, 1987 and which were allocated to the Global Energy Savings Plan’s after-tax accounts prior to July 1, 2002.

41.	“Global Energy Savings Plan Pre-Tax Contributions” means those before-tax employee contributions allocated to the Global Energy Savings Plan’s before-tax accounts prior to July 1, 2002.

42.	“Global Energy Stock Plan” means the Stock Plan of Chevron Global Energy Inc.

43.	“Global Energy Stock Plan Company Contributions” means those company contributions allocated to the company contribution accounts under the Global Energy Stock Plan prior to July 1, 2002.

44.	“Hardship Withdrawal” is a partial distribution of a Member’s Account made while he or she is an Employee and in the limited circumstances described in Section 12.5.

45.	“Highly Compensated Employee” is defined in Appendix A.

46.	“Investment Fund” means a separate fund in which contributions to the Plan are invested in accordance with Section 6.1.

47.	“Investment Manager” means a person who is an “investment manager” as such term is defined in section 3(38) of ERISA.

48.	“Leveraged ESOP Contributions” means the contributions by the Participating Companies as provided in Section 5.2.

49.	“Leveraged ESOP Shares” means shares of Chevron Stock acquired in a leveraged ESOP transaction described in Article 7.

50.	“Leveraged ESOP Suspense Account” means the suspense account described in Section 7.2.

51.	“Loan Account” means the Account described in Article 13 from which Member loans are disbursed and to which loan repayments are credited.

52.	“Member” means any individual who has commenced participating in the Plan pursuant to Section 3.1 and whose participation has not yet terminated pursuant to Section 3.7.

53.	“Member Contributions” means Basic Contributions and Supplemental Contributions.

54.	“2002 Merged Plans” means the Thrift Plan, Global Energy Stock Plan, Global Energy Savings Plan and the FAMM Plan.

55.
“Participating Company” means the Corporation and each other member of the Affiliated Group that has been designated as a Participating Company by the Corporation and has accepted such designation by appropriate corporate action.

56.
“Payroll” means the system used by an entity to pay those individuals it regards as its employees for their services and to withhold employment taxes from the compensation it pays to such employees. “Payroll” does not include any system the entity uses to pay individuals whom it does not regard as its employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it regards as independent contractors) for their services.

57.	“Plan” means the Chevron Employee Savings Investment Plan.

58.	“Plan Administrator” means the plan administrator for purposes of ERISA and the Code.

59.	“Plan Benefit” means the aggregate Account Balances of all the Accounts of a Member minus the amount of any outstanding loans made to the Member under Article 13.

60.	“Plan Sponsor” means the plan sponsor for purposes of ERISA and the Code.

61.	“Plan Year” means the calendar year.

62.	“Pre ‘87 After-Tax Contributions” means unwithdrawn contributions made to a Member’s Account on an after-tax basis prior to 1987.

63.	“Processing Date” means the date upon which a withdrawal or loan request or a distribution election, as applicable, is processed for payment, as determined by the Corporation.

64.	“Pure Resources Plan” means the Pure Resources 401(k) and Matching Plan.

65.	“QDRO” means a qualified domestic relations order (as defined in section 414(p) of the Code).

66.
“QDRO Procedures” means the procedures established by the Corporation for the determination of the qualified status of domestic relations orders pursuant to section 414(p)(6)(B) of the Code and for making distributions under QDROs.

67.	“Qualified Plan” means a stock bonus, pension or profit sharing plan (other than the Plan) maintained by a member of the Employer Group that is intended to qualify under section 401(a) of the Code.

68.
“Regular Earnings” means the Payroll-based straight-time wages or salary paid to a Member by any member of the Affiliated Group for working a regular work schedule or for a leave of absence with pay (including the straight-time portion of regularly scheduled overtime), and including all Salary Reduction Amounts and the amount received by the Employee pursuant to the Chevron Incentive Plan or successor thereto; provided, however, that amounts paid as part of the Chevron Incentive Plan in any payroll period that commences after the individual ceases to be an Employee shall be disregarded for purposes of this definition. With respect to the 2003 and 2004 Plan Years, “Regular Earnings” shall include “Trader Bonus Program” payments up to five percent (5%) of a Member’s base pay. “Regular Earnings” does not include any wages or salary paid to such

Member while the Member’s participation is suspended under Section 3.5; nor does it include any amounts in excess of the Compensation Limitation. “Regular Earnings” shall be determined pursuant to written rules or procedures adopted from time to time by the Corporation. Subject to Article 16 relating to Review of Denied Claims, all such determinations shall be conclusive and binding on all persons.

69.	“Regular Withdrawal” is a partial distribution of a Member’s Account made while he or she is an Employee and in the limited circumstances described in Section 12.2.

70.	“Review Panel” means the panel appointed by the Corporation pursuant to Section 16.3(a).

71.
“Rollover Contribution” means an amount contributed to the Plan pursuant to Section 4.8. Such amounts may, depending on their source, constitute Rollover (After-Tax) Contributions, Rollover (Taxable) Contributions or Rollover (Roth) Contributions.

72.
“Roth Accounts” means the Accounts to which Basic and Supplemental Contributions are credited pursuant to the Roth Option. Thus, a Member may have Roth Member Basic Contributions Accounts and Roth Member Supplemental Contributions Accounts.

73.
“Roth Member Contributions” means Member Contributions made pursuant to the Roth Option described in Section 4.4. For purposes of Appendix A relating to Limitations on Contributions and Top-Heavy Rules, Roth Member Contributions shall generally be treated in the same manner as Before-Tax Member Contributions.

74.
“Roth Option” means the option of a Member described in Section 4.4 to make Basic and Supplemental Contributions that will be included in the Member’s taxable compensation for the year in which the contributions are contributed to the Plan in accordance with section 402A of the Code.

75.
“Salary Reduction Amount” means any contribution made by a Participating Company to an employee benefit plan maintained by the Participating Company that is excludable under sections 125, 132(f) or 402(e)(3) of the Code from the gross income of the Employee on whose behalf the contribution is made.

76.
“Savings Plus Pre-2002 Contributions” means those contributions which were allocated to the Plan with respect to Plan Years prior to January 1, 2002 in the form of “Savings Plus Contributions,” or “ESOP Savings Plus Contributions” as such terms were defined in the Plan on December 31, 2001.

77.	“Section 414(s) Compensation” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

78.	“Section 415 Compensation” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

79.	“Section 415 Employer Group” is a term used in specifying certain limitations on Plan contributions and is defined in Appendix A.

80.	“Supplemental Contributions” means the contributions elected by Members as described in Section 4.1(b).

81.	“Tax Option” means each of the After-Tax Option, Roth Option and the Before-Tax Option.

82.	“Thrift Plan” means the Employees Thrift Plan of Texaco, Inc.

83.	“Thrift Plan Company Allocations” means those employer contributions allocated to the Thrift Plan’s “ESOP Account” as “Company ESOP Allocations” after October 9, 2001 and before July 1, 2002.

84.
“Thrift Plan Company ESOP Allocations Contributions” means those employer contributions which were allocated to the Thrift Plan’s “ESOP Account” as “Company ESOP Allocations” prior to July 1, 2002 and which originated as employer contributions before October 9, 2001.

85.
“Thrift Plan Company ESOP Allocations/Savings Contributions” means those employer contributions which were allocated to the Thrift Plan’s “ESOP Accounts” as “Company ESOP Allocations (Savings)” prior to July 1, 2002.

86.
“Thrift Plan Company ESOP Common Contributions” means those employer contributions which were allocated to the Thrift Plan’s “ESOP Accounts” as “Company ESOP Common” and “Company ESOP Common (Savings)” contributions prior to July 1, 2002 and which originated as employer contributions, respectively, on or before July 1, 1990 and July 1, 1989.

87.
“Thrift Plan Employee Post-1986 After-Tax Contributions” means those employee after-tax contributions which were contributed to the Thrift Plan after December 31, 1986 and which were allocated to the Thrift Plan’s after-tax accounts prior to July 1, 2002.

88.
“Thrift Plan Employee Pre-1987 After-Tax Contributions” means those employee after-tax contributions which were contributed to the Thrift Plan prior to January 1, 1987 and which were allocated to the Thrift Plan’s after-tax accounts prior to July 1, 2002.

89.	“Thrift Plan Employee Pre-Tax Contributions” means those employee before-tax contributions allocated to the Thrift Plan’s before-tax accounts prior to July 1, 2002.

90.	“Thrift Plan Merger Post-1986 After-Tax Contributions” means those before-tax employee contributions allocated to the Thrift Plan as “Merger Post-1986 After-Tax Contributions” prior to July 1, 2002.

91.	“Thrift Plan PCP Awards Contributions” means those employer contributions which were allocated to the Thrift Plan prior to July 1, 2002 as “Performance Compensation Program (PCP) Awards.”

92.
“Thrift Plan $.50 Match Contributions” means those employer matching contributions which were allocated to the Thrift Plan as “Company Taxable” contributions prior to July 1, 1989 pursuant to the $.50 match option under the Thrift Plan.

93.	“Top-Paid Group” is used in the definition of the term Highly Compensated Employee, is defined in Appendix A.

94.	“Total Compensation” is used in the definition of the term Highly Compensated Employee, is defined in Appendix A.

95.	“Trust Agreement” means a trust agreement between the Corporation and a Trustee appointed pursuant to Section 14.3.

96.	“Trust Fund” means all the funds established pursuant to Section 6.1.

97.	“Trustee” means a trustee appointed by the Corporation pursuant to Section 14.3 and any successor trustee appointed pursuant to the appropriate Trust Agreement.

98.	“Unocal” means Union Oil Company of California.

99.	“Unocal Company Basic Contributions & Earnings Account” means the account maintained under the Unocal Plan into which company basic contributions were allocated prior to January 1, 1995.

100.	“Unocal Company Matching & Earnings Account” means the account maintained under the Unocal Plan into which company matching contributions were allocated.

101.	“Unocal Employee Pre-Tax Contributions & Earnings Account” means the account maintained under the Unocal Plan into which employee pre-tax contributions were allocated.

102.
“Unocal Former Molycorp Employee Pre-Tax Contributions Account” means the account maintained under the Unocal Plan into which employee pre-tax contributions under the Molycorp, Inc. 401(k) Retirement Savings Plan were allocated.

103.
“Unocal Former Prairie Plan Accounts” means those accounts maintained under the Unocal Plan into which amounts originally contributed under the Prairie Producing Company Employee’s Benefit Plan were transferred and which consist of contributions made by employees on a pre-tax and after-tax basis and company contributions.

104.	“Unocal Plan” means the Unocal Savings Plan.

105.
“Unocal Post-86 Employee After-Tax Contributions & Earnings Account” means the account maintained under the Unocal Plan into which employee after-tax contributions were allocated on and after January 1, 1987.

106.
“Unocal Pre-87 Employee After-Tax Contributions & Earnings Account” means the account maintained under the Unocal Plan into which employee after-tax contributions were allocated prior to January 1, 1987.

107.
“Unocal PureGro Rollover Account” means the rollover account maintained under the Unocal Plan with respect to former members of the PureGro Company 401(k) Retirement Savings Plan into which amounts rolled over from that plan were allocated.

108.	“Unocal Rollover Account” means the account maintained under the Unocal Plan which accepted rollover contributions.

109.
“UK Post-1986 After-Tax Contributions” means those after-tax employee contributions allocated to the Thrift Plan after December 31, 1994 and before July 1, 2002 and which were allocated to accounts of former Thrift Plan participants working in the Untied Kingdom on an after-tax basis. In addition, this definition refers to any After-Tax Member Contributions allocated to the Plan on or after July 1, 2002 with respect to certain Members working in the United Kingdom.

110.
“UK Pre-Tax Contributions” means those before-tax employee contributions allocated to the Thrift Plan prior to July 1, 2002 and which were allocated to accounts of former Thrift Plan participants working in the United Kingdom on a pre-tax basis. In addition, this definition refers to any Pre-Tax Member Contributions allocated to the Plan on or after July 1, 2002 with respect to certain Members working in the United Kingdom.

111.	“Valuation Date” means each weekday, except for New York Stock Exchange holidays.
ARTICLE 3.ELIGIBILITY AND PARTICIPATION.

1.
Eligibility to Participate. An individual hired or rehired as an Employee shall be eligible to become a Member as soon as practicable on the date coinciding with or next following the date when he or she becomes an Eligible Employee.

2.
Commencement of Participation. An individual who has satisfied the eligibility requirements for Plan membership may begin active participation by following the enrollment procedures prescribed by the Corporation and shall begin participating in the Plan as soon as administratively practicable after completion of the enrollment procedures.

3.
“Eligible Employee” means an Employee of a Participating Company who is paid on the United States Payroll and is not in one of the excluded categories in the following Section. An individual’s status as an “Eligible Employee” shall be determined by the Corporation. Subject to Section 16.3 relating to Review of Denied Claims, all such determinations shall be conclusive and binding on all persons.

4.	Excluded Categories. “Eligible Employee” does not include an individual for any period that he or she is:

(a)	Compensated for services by a person other than a Participating Company and for any reason is deemed to be an Employee;

(b)	Not on the Payroll of a member of the Affiliated Group, even if, at any time and for any reason, he or she is deemed to be an Employee;

(c)	A Leased Employee (as defined in Section 2.27 of the Plan), or would be a Leased Employee but for the period-of-service requirement of section 414(n)(2)(B) of the Code;

(d)	Subject to a written agreement that provides that such individual shall not be eligible to participate in the Plan;

(e)
Included in a collective bargaining unit, unless participation in the Plan for Employees in such unit is provided for under an agreement between a member of the Affiliated Group and the collective bargaining representative, or is offered to the collective bargaining representative and, after exhaustion of statutory bargaining requirements, is extended by the member of the Affiliated Group to such Employees. Notwithstanding any other provision of the Plan, in the event a collective bargaining representative becomes recognized or certified for a unit of Employees that includes one or more Employees previously eligible to participate in the Plan, their eligibility shall not be affected by their inclusion in a bargaining unit until such time as statutory bargaining requirements are completed regarding the participation, if any, of such Employees in the Plan; or

(f)
Providing services to the Chevron Shipping Company and who are employed during periods of probationary service. For this purpose, “probationary service” is a period during which the individual is treated by Chevron Shipping Company as being on probationary status, but only during the period prior to the January 1 or July 1 coincident with or next following the second anniversary of the Employee’s initial hire date.

Notwithstanding Sections (a), (b), (c), (d), (e) and (f) above, the Corporation, in designating a Participating Company, may specify that only named Employees or specified classifications of Employees employed by such Participating Company will be “Eligible Employees,” in which case all other Employees of such Participating Company shall not be “Eligible Employees.”
If, during any period, a member of the Affiliated Group has not treated an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period.
Prior to June 28, 2006, Employees of Unocal were ineligible to participate in the Plan. Effective as of June 28, 2006, such Employees became Eligible Employees, subject to the remaining eligibility requirements imposed under the Plan.

5.	Complete Suspension of Membership. A Member’s participation in the Plan shall be completely suspended for the following periods of time:

(a)	Any period during which the Member does not qualify as an Eligible Employee but remains an Employee;

(b)	Any period during which the Member does not receive any Regular Earnings; and

(c)	Any period that falls between the date the Member ceases to be an Employee and the date the Member’s participation in the Plan terminates in accordance with Section 3.7 below.
A Member shall not make Member Contributions or receive any allocation of Company Matching Contributions with respect to a period of suspended participation under this Section, but such a suspended Member’s Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund.

6.	Partial Suspension of Membership. A Member’s participation in the Plan shall be partially suspended for the following periods of time:

(a)	Any period during which a Member is suspended pursuant to Section 12.6 due to certain withdrawals from the Member’s Accounts; and

(b)	Any period during which a Member is suspended pursuant to Section 13.9 due to a default on a loan.
Such a Member’s Accounts shall remain invested as a part of the Trust Fund and shall continue to share in the gains, income, losses and expenses of the Trust Fund.

7.
Termination of Membership. A Member’s participation shall terminate on the date the Member’s entire Plan Benefit has been distributed or, if earlier, on the date of the Member’s death. If a Member is not entitled to a Plan Benefit, the Member’s participation in the Plan shall terminate on the date the Member ceases to be an Employee. Notwithstanding the foregoing, a former Member who rolls over an amount into the Plan prior to January 1, 2007 pursuant to Section 4.8 shall again be treated as a Member until such time as the individual receives a subsequent distribution of his or her Plan Benefit or, if earlier, on the date of the Member’s death.

ARTICLE 4.	EMPLOYEE CONTRIBUTIONS.

1.
Member Contributions. Each Member may elect to contribute a whole percentage (including 0%) of Regular Earnings under the Before-Tax Option, a whole percentage (including 0%) of Regular Earnings under the After-Tax Option and a whole percentage (including 0%) of Regular Earnings under the Roth Option for each future Payroll period, subject to the limitation that the total of such percentages may not exceed 50% (75% effective January 1, 2007) and subject to the limitations described in Section 4.10 and Appendix A, and except to the extent that the Member’s ability to make these contributions may be suspended under Section 3.5 or 3.6.

(a)
Basic Contributions. Contributions equal to 1% or 2% of Regular Earnings may be made as Basic Contributions under the Before-Tax Option, the After-Tax Option and/or the Roth Contribution Option, as the Member elects.

(b)
Supplemental Contributions. Any Member who has elected to make Basic Contributions may, in addition to such Basic Contributions, make Supplemental Contributions equal to any whole percentage of Regular Earnings not in excess of 73% of Regular Earnings under the Before-Tax Option, the After-Tax Option and/or the Roth Contribution Option, as the Member elects (including Highly Compensated Employees).

Effective as of June 28, 2006, elections by former participants with respect to the Unocal Plan shall, in accordance with such rules as the Corporation may prescribe, be deemed to be elections to participate in the Plan.

2.
Before-Tax Option. If a Member elects to make Member Contributions under the Before-Tax Option, the contributions will not be included in the Member’s gross income for Federal income tax purposes, nor, to the extent permitted, for purposes of state and local income taxes, until the contributions are distributed in accordance with the terms of the Plan. A Member’s election to make Member Contributions under the Before-Tax Option shall constitute an election to have the Member’s taxable salary or wages from the Participating Companies reduced by the amount of such contributions. Member Contributions made pursuant to the Before-Tax Option shall constitute Salary Reduction Amounts, shall be known as “Before-Tax Member Contributions” and shall be credited to the Member’s appropriate Before-Tax Account(s).

3.
After-Tax Option. If a Member elects to make Member Contributions under the After-Tax Option, the contributions shall be made out of taxable salary or wages and shall be included in the Member’s gross income for Federal, state and local income taxes in the year the contributions are contributed to the Plan. Member Contributions made pursuant to the After-Tax Option shall be known as “After-Tax Member Contributions” and shall be credited to the Member’s appropriate After-Tax Account(s).

4.
Roth Option. If a Member elects to make Member Contributions under the Roth Option, the contributions shall be made out of taxable salary or wages and shall be included in the Member’s gross income for Federal, state and local income taxes in the year the contributions are contributed to the Plan. Member Contributions made pursuant to the Roth Option shall be known as “Roth Member Contributions” and shall be credited to the Member’s appropriate Roth Account(s).

5.	Election Changes. By properly completing the election procedures prescribed by the Corporation, a Member may elect to make any of the following changes in his or her Member Contribution elections:

(a)	Change the rate of the Member’s Contributions (subject to the limitations imposed under the Plan);

(b)	Discontinue all Member Contributions;

(c)	Resume making Member Contributions, if the Member had previously discontinued such contributions; provided that the Member is not suspended under Section 3.5; and

(d)	Change future Member Contributions from one Tax Option to the other.
In addition, to the extent permitted by the Corporation, a Member can elect to pre-schedule future periodic increases to the Member’s contribution rate under one or more Tax Options, including, if applicable, the suspension of further increases once a pre-determined level is reached, and can subsequently cancel or change this election.
Any of the above elections shall be effective as soon as practicable after the date when the Member properly completes the prescribed election procedure.

6.
Withholding of Member Contributions. All Member Contributions shall be made through Payroll deductions, except to the extent another method of payment is expressly approved in writing by the Corporation.

7.
Deposit With Trustee. All Member Contributions shall be deposited with the Trustee as soon as reasonably practicable after they are withheld from Members’ Regular Earnings (or are otherwise received by the Corporation).

8.	Rollover Contributions. A Member may make one or more single contributions to the Plan (a “Rollover Contribution”) if each contribution meets the following conditions:

(a)	The contribution is made in accordance with the procedures prescribed by the Corporation and within the time period designated by the Corporation (if any);

(b)
The contribution is made entirely in the form of U.S. dollars (or, if approved by the Corporation, a combination of U.S. dollars and the remaining undefaulted plan loan obligation under the plan from which the rollover contribution originates);

(c)
The contribution is attributable to all or a portion of a total distribution of the Eligible Employee’s benefit under a plan maintained by the Eligible Employee’s previous employer or the contribution is all or a portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income; and

(d)	The Eligible Employee demonstrates to the Corporation’s satisfaction that the contribution qualifies as a rollover contribution under sections 401(a)(31), 402A, 402(c) or 408(d)(3)(A)(ii) of the Code.

In addition:

(e)
Prior to December 31, 2006, an individual who previously received a total distribution of his or her vested Accounts under the Plan as a Plan Member may make one or more of the following Rollover Contributions to the Plan:

(1)	All or a portion of the Plan distribution rolled over to a conduit IRA described in section 408(d)(3)(A)(ii) of the Code; or

(2)
All or a portion of a total distribution of the individual’s benefit under a plan maintained by the individual’s previous employer (including such a total distribution first rolled over to a conduit IRA described in section 408(d)(3)(A)(ii) of the Code);

provided, however, that each Rollover Contribution must be completed within twenty-four (24) months of the total distribution of the individual’s Accounts, must be made entirely in cash and must otherwise qualify as a “rollover contribution” under the applicable provision of the Code.

(f)
Prior to December 31, 2006, this Section also applied to an individual who is described in Section 4.8(e) and who is also a member of the Chevron Corporation Retirement Plan may make a direct rollover from the Chevron Corporation Retirement Plan provided the rollover would otherwise satisfy the requirements of this Section 4.8(f) and is completed within twenty-four (24) months of the prior total distribution of the individual’s Accounts.

(g)
A spouse of a deceased member of the Chevron Corporation Retirement Plan may make a single Rollover Contribution to the Plan directly from the Chevron Corporation Retirement Plan; provided, that (i) the Rollover Contribution must be made entirely in cash; (ii) the Rollover Contribution must otherwise qualify as a rollover contribution under section 402(c) of the Code; (iii) the deceased member of the Chevron Corporation Retirement Plan was also a Member of the Plan; (iv) the spouse is the Beneficiary of all or a portion of the Member’s Accounts and that portion of the Plan Member’s Account has not been completely distributed to the spouse; and (v) the rollover is completed within twenty-four (24) months of the Member’s death.

(h)
If at the time of the Rollover Contribution any person eligible to make a Rollover Contribution to the Plan establishes, in accordance with such procedures as the Corporation may prescribe, that the source of any Rollover Contribution was based on after-tax contributions, then a separate Account shall be established for the portion of the Rollover Contribution that was attributable to the after-tax Rollover Contributions. Such after-tax Rollover Contributions shall be allocated to a Rollover (After-Tax) Account. The source of any Rollover Contribution also may include Roth Contributions and such Roth Contributions shall be allocated to Rollover Roth Contributions Accounts provided such amounts are rolled over in accordance with procedures established by the Company. All other Rollover Contributions shall be allocated to Rollover (Taxable) Accounts.

(i)
A Rollover Contribution shall be deposited with the Trustee as soon as reasonably practicable after its receipt and credited to a Rollover Account in the individual’s name. If an individual who is not a Member makes a Rollover Contribution, he or she shall be considered a Member solely with respect to such Rollover Contribution (until he or she becomes a Member for all purposes pursuant to Article 3).

9.
Catch-Up Contributions. In the case of a Member who attained age 49 prior to the start of the Plan Year, the portion of the sum of the Member’s Before-Tax Member Contributions and Roth Member Contributions for such year that exceeds the limitations of section 402(g)(B) of the Code but does not exceed the amount per section 402(g)(C) of the Code is deemed to be a “catch up contribution” in accordance with, and subject to the limitations of, section 414(v) of the Code. Catch-up contributions shall not, however, be taken into account for purposes of any Plan provisions implementing required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy Plan provisions implementing the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of such “catch-up contributions” being or having been made under the Plan.

10.	Limits on Member Contributions. This Section briefly describes the rules that limit the amount of Member Contributions that may be contributed to a Member’s Account for the Plan Year or calendar year.

(a)	Compensation Limit. The Plan’s definition of the term “Regular Earnings” incorporates the Compensation Limitation. Therefore, when, in a Plan Year, the amount of a Member’s

Regular Earnings reaches the Compensation Limitation, the Member is barred from making further Member Contributions.

(b)
Annual Deferral Limit. As is described in detail in Appendix A, a Member’s Member Contributions under the Before-Tax Option, together with certain other elective deferrals, made during a calendar year may not exceed the Annual Deferral Limit.

(c)
Average Deferral Percentage and Average Contribution Percentage Limits. As is described in detail in Appendix A, Member Contributions may be returned to certain Members who are Highly Compensated Employees in order to satisfy the average deferral percentage test or average contribution percentage test for the Plan Year.

(d)
Section 415 “Annual Additions” Limit. As is described in detail in Appendix A, if amounts credited to a Member’s Accounts during the Plan Year, other than earnings and Rollover Contributions, exceed the limitations imposed under Section 415 of the Code, then Member Contributions may be returned to the Member.

(e)
Prospective Limitations. In order to ensure compliance with the average deferral percentage test, the average contribution percentage test and the Annual Additions limit, at any time during the Plan Year and at its sole discretion, the Corporation may require any Member to discontinue or reduce the rate of his or her contributions. The Corporation may prescribe lower percentage limits on contributions than the limits set for in Section 4.1 for all or specified groups of Members. The Corporation may require the discontinuance or reduction in the rate of Member Contributions even if its actions may prevent a Member from making the maximum contributions allowed by law.

(f)
Nondeductible and Mistaken Contributions. As is described in detail in Section 5.3(e), Member Contributions that are not deductible by the Corporation (or the applicable Participating Company) or that are made by mistake are returned to the Corporation (or the applicable Participating Company).

ARTICLE 5.COMPANY CONTRIBUTIONS.

1.	Company Matching Contributions. Subject to the limitations of Section 5.3 and Appendix A, the Participating Companies shall make Company Matching Contributions in accordance with this Section.

(a)
Amount of Company Matching Contributions. The Participating Companies shall make a Company Matching Contribution to the Plan for each Payroll period in an amount equal to either (i) 4% of the Regular Earnings paid during the Payroll period to each Member who made Basic Contributions of 1% of Regular Earnings or (ii) 8% of the Regular Earnings paid during the Payroll period to each Member who made Basic Contributions of 2% of Regular Earnings.

(b)
Allocation of Company Matching Contributions. The Company Matching Contribution for each Payroll period shall be allocated to the Company Matching Contribution Accounts of Members as described in Section (a). If Leveraged ESOP Shares are allocated to a Member’s Company Matching Contribution Account, such shares shall be allocated to the Company Matching Contribution Leveraged ESOP Account and if the Company Matching Contribution was in cash, the shares purchased with such contribution shall be allocated to the Company Matching Contribution Non-Leveraged ESOP Account, as such Accounts are described in Article 8.

2.	Leveraged ESOP Contributions. Subject to the limitations of Section 5.3 and Appendix A, the Participating Companies shall make Leveraged ESOP Contributions in accordance with this Section.

(a)	Amount of Leveraged ESOP Contributions. For each Payroll period during which there is Chevron Stock in the Leveraged ESOP Suspense Account, the Participating Companies

may make the Company Matching Contribution as a Leveraged ESOP Contribution to the Plan. Such a Leveraged ESOP Contribution shall be an amount that will produce total allocations at least equal in value to the Company Matching Contributions that otherwise would have been allocated to Members under Section 5.1 above and shall be made at such time or times that the Corporation, at its sole discretion, shall determine are appropriate to produce such total allocations, but in any event no later than the due date (including extensions) for filing the Corporation’s Federal income tax return for the year to which such Leveraged ESOP Contribution relates. Chevron Stock released from the Leveraged ESOP Suspense Account for a Payroll period, as provided in Article 7, and allocated as Company Matching Contributions shall be valued for such allocation purposes as follows:

(1)
Leveraged ESOP Contributions shall initially be made with Leveraged ESOP Shares. Such Leveraged ESOP Shares shall be valued based on the Participant Transaction Price. For this purpose, the “Participant Transaction Price” shall be determined by the Plan Administrator based on the following data:

(A)	The weighted average price of the actual security trades executed that day;

(B)	Commissions paid which increase the cash amount paid on purchases, and reduces proceeds received on sales; and

(C)	The market or trading impact on the shortfall or surplus of shares executed from the prior day’s executed trades to updated Member activity.

(2)
Once the available Leveraged ESOP Shares have been allocated, or if the Participating Companies elect to make contributions in cash, the Plan’s Trustee shall purchase shares of Chevron Stock on the open market to satisfy any remaining Company Matching Contribution obligation.

(b)
Application of Leveraged ESOP Contributions. To the extent required by any agreement entered into or the terms of any indebtedness incurred by the Plan in connection with any acquisition of Chevron Stock on a leveraged basis or permitted by the requirements of ERISA and the Code and the regulations thereunder regarding loans to ESOPs, each Leveraged ESOP Contribution shall first be applied to make principal and interest payments (or prepayments) pursuant to such agreement or indebtedness. The Corporation, at its sole discretion, shall determine to what extent any prepayments permitted by such agreement shall be made. The Corporation, at its sole discretion, also shall determine to what extent dividends on Chevron Stock in the Leveraged ESOP Suspense Account or, to the extent permitted under section 4975 of the Code or other applicable law, dividends on other shares of Chevron Stock held by the Plan shall be used in lieu of Leveraged ESOP Contributions to make payments (or prepayments) under such agreement. After principal and interest payments (or prepayments) have been made as provided above, the balance of the Leveraged ESOP Contribution shall be allocated first as Company Matching Contributions described in Section 5.1 and the remainder (if any) shall be utilized for the payment of such administrative expenses as are paid out of the Trust Fund under the Trust Agreement and Section 15.5.

3.
Limits on Company Matching Contributions. This Section briefly describes the rules that limit the amount of Company Matching Contributions that may be contributed to a Member’s Account for the Plan Year.

(a)
Compensation Limit. The Plan’s definition of the term “Regular Earnings” incorporates the Compensation Limitation. Therefore, a Company Matching Contribution shall not be allocated to a Member to the extent that it relates to Regular Earnings in excess of the Compensation Limitation in effect for the Plan Year.

(b)	Average Contribution Percentage Limit. As is described in detail in Appendix A, Company Matching Contributions allocated to certain Members who are Highly Compensated

Employees may be forfeited in the event that the average contribution percentage test is not met for the Plan Year.

(c)
Section 415 “Annual Additions” Limit. As is described in detail in Appendix A, if amounts credited to a Member’s Accounts during the Plan Year, other than earnings and Rollover Contributions, exceed the limitations imposed by Section 415 of the Code, then Company Matching Contributions may be forfeited.

(d)
Prospective Limitations. In order to ensure compliance with the average contribution percentage test, and the Annual Additions limit, at any time during the Plan Year, and at its sole discretion, the Corporation may reduce or discontinue allocations of Company Matching Contributions to any Member’s Accounts. The Corporation may implement this reduction or discontinuance of allocations of Company Matching Contributions even if its action may prevent a Member from receiving the maximum allocations to his or her Account allowed by law.

(e)
Nondeductible or Mistaken Contributions. Any other provision of the Plan notwithstanding, Company Matching Contributions and Before-Tax Member Contributions are conditioned upon their deductibility under section 404 of the Code. If the deductibility of any such contribution is denied, the amount for which a deduction is disallowed (reduced by any losses incurred with respect to such amount) shall be returned to the applicable Participating Company within one (1) year after the disallowance of the deduction. If a contribution is made to the Plan by reason of a mistake of fact, the amount contributed by reason of such mistake (reduced by any losses incurred with respect to such amount) shall be returned to the applicable Participating Company within one (1) year after the date such contribution was made.

ARTICLE 6.INVESTMENTS.

1.
Investment Funds. All contributions to the Plan made pursuant to Articles 4 and 5 shall be paid to the Trust Fund established under the Plan. All such contributions that are allocated to Members’ Accounts shall be invested as provided under the terms of the Trust Agreement and written procedures established by the Corporation, which shall include provision for the separation of assets into separate Investment Funds, including the Chevron Stock Fund, the Chevron Leveraged ESOP Stock Fund and at least three other investment options which meet the requirements of section 401(a)(28)(B)(ii)(II) of the Code.

2.	Investment of Contributions. Amounts allocated to Members’ Accounts (including earnings, expenses and losses) shall be invested among the Investment Funds as follows:

(a)
Initially, Company Matching Contributions made in the form of Leveraged ESOP Contributions allocated to a Member’s Company Matching Contribution Leveraged ESOP Account shall be invested in the Chevron Leveraged ESOP Stock Fund. Company Matching Contributions allocated to a Member’s Company Matching Contribution Non-Leveraged ESOP Account shall be initially invested in the Chevron Stock Fund. Thereafter a Member may elect at any time to transfer all or a portion of the Chevron Stock credited to such Company Matching Contribution Accounts to other Investment Funds. Such an investment election may be made only in accordance with the election procedures prescribed by the Corporation.

(b)
Member Contributions and Rollover Contributions shall be apportioned among one or more of the Investment Funds as the Member may specify according to the procedures prescribed by the Corporation. In the event that a Member fails to make an investment election, contributions allocated to these Accounts shall be invested in accordance with procedures prescribed by the Corporation. A Member may elect to change the investment instructions with respect to future Member Contributions and Rollover Contributions according to the procedures prescribed by the Corporation.

(c)
For purposes of this Article all contributions which were allocated to a Member’s Account in the Plan prior to January 1, 2002 shall, if such contributions were attributable to employee contributions (whether under the Before-Tax or After-Tax Option) be treated as Member Contributions subject to Section 6.2(b), above. All contributions which were made by the Participating Companies to the Plan and which were previously allocated to the Members’ Contingent Accounts and ESOP Contingent Accounts (as such terms were defined in the Plan prior to April 1, 2002) shall be treated as Company Matching Contributions subject to Section 6.2(a), above. In addition, all Thrift Plan Company Allocations contributions and/or Global Energy Stock Plan company contributions, shall be treated as Company Matching Contributions subject to Section 6.2(b), above.

(d)
All FAMM Plan Pre-1987 After-Tax Contributions, FAMM Plan Pre-Tax Contributions, Global Energy Savings Plan Pre‑Tax Contributions, Thrift Plan Employee Pre-1987 After-Tax Contributions and Thrift Plan Employee Pre-Tax Contributions shall be treated as Supplemental Contributions subject to Section 6.2(b) above and shall be allocated to After-Tax or Before-Tax Member Supplemental Accounts based on the status of such contributions under the 2002 Merged Plans.

(e)
All Thrift Plan $.50 Match Contributions, Thrift Plan PCP Awards Contributions, Thrift Plan Company ESOP Allocations/Savings Contributions, Global Energy Savings Plan Matching Contributions, FAMM Plan Employer Contributions and Savings Plus Pre-2002 Contributions allocated to Members’ Prior Company Taxable Accounts (as set forth in Article 8) shall be apportioned among one or more of the Investment Funds as the Member may specify according to the procedures prescribed by the Corporation. In the event that a Member fails to make an investment election, contributions allocated to his or her Prior Company Taxable Accounts shall be invested in accordance with procedures prescribed by the Corporation.

(f)
All Thrift Plan Company ESOP Common Contributions allocated to Members’ Prior Company ESOP Common Accounts (as set forth in Article 8) shall be apportioned among one or more of the Investment Funds as the Member may specify according to procedures prescribed by the Corporation. In the event that a Member fails to make an investment election, contributions allocated to his or her Prior Company ESOP Common Accounts shall be invested in accordance with procedures prescribed by the Corporation.

(g)
All Thrift Plan Company ESOP Allocations Contributions allocated to Members’ Prior Company ESOP Allocations Account (as set forth in Article 8) shall be apportioned among one or more of the Investment Funds as the Member may specify according to procedures prescribed by the Corporation. In the event that a Member fails to make an investment election, contributions allocated to his or her Prior Company ESOP Allocations Account shall be invested in accordance with procedures prescribed by the Corporation.

(h)
All FAMM Plan Post-1986 After-Tax Contributions, Thrift Plan Employee Post-1986 After-Tax Contributions, Global Energy Savings Plan Employee Post-1986 After-Tax Contributions and Thrift Plan Merger Post-1986 After-Tax Contributions allocated to Members’ Prior Employee Post-1986 After-Tax Accounts (as set forth in Article 8) shall be apportioned among one or more of the Investment Funds as the Member may specify according to procedures prescribed by the Corporation. In the event that a Member fails to make an investment election, contributions allocated to his or her Prior Company Prior Employee Post-1986 After-Tax Accounts shall be invested in accordance with procedures prescribed by the Corporation.

(i)
All UK Pre-Tax Contributions allocated to Members’ UK Pre-Tax Account (as set forth in Article 8) shall be apportioned among one or more of the Investment Funds as the Member may specify according to procedures prescribed by the Corporation. In the event that a Member fails to make an investment election, contributions allocated to his or her Prior Company UK Pre-Tax Account shall be invested in accordance with procedures prescribed by the Corporation.

(j)
All UK Post-1986 After-Tax Contributions allocated to Members’ UK Post-Tax Account (as set forth in Article 8) shall be apportioned among one or more of the Investment Funds as the Member may specify according to procedures prescribed by the Corporation. In the event that a Member fails to make an investment election, contributions allocated to his or her UK Post-Tax Account shall be invested in accordance with procedures prescribed by the Corporation.

(k)
Effective as of June 28, 2006, the accounts formerly maintained under the Unocal Plan shall be merged with and into the Plan. These former Unocal Plan accounts shall be allocated to the Accounts described in Article 8.

3.
Investment of the Leveraged ESOP Suspense Account. The Leveraged ESOP Suspense Account, which is described in Article 7, shall be invested exclusively in Chevron Stock, except as set forth in Article 7 and except that amounts may be invested temporarily in such interest-bearing short-term debt instruments as the Trustee deems suitable.

4.
Investment Fund Window. The Corporation may designate, in addition to core and/or supplemental set(s) of Investment Funds, that additional Investment Funds are available through one or more “Investment Fund Windows.” Investments pursuant to such Investment Fund Windows shall be subject to such rules and conditions as the Corporation may, in its discretion, establish. Such rules and conditions may, without limitation, include restrictions on amounts that may be invested through the Investment Fund Windows, the types of investments permitted through the Investment Fund Windows, the frequency of transfers between investments (including investments outside of the Investment Fund Window), the allocation of costs associated with investments transacted through the Investment Fund Window and, notwithstanding anything in the Plan to the contrary, limitations on the availability of amounts to fund distributions, in-service withdrawals and loans under Articles 10, 11, 12 and 13.

ARTICLE 7.LEVERAGED ESOP.

1.
Leveraged Acquisitions of Chevron Stock. The Trustee, when directed by the Corporation, shall purchase Chevron Stock in a leveraged transaction as part of the ESOP portion of the Plan. Leveraged transactions may include (without limitation) a purchase of Chevron Stock on an installment payment basis or with the proceeds of one or more loans obtained by the Plan. Any such loans may, but need not, be made or guaranteed by any Participating Company, and the Plan’s obligations arising from a leveraged purchase of Chevron Stock and the related financing may, but need not, be secured by a pledge of such Chevron Stock. In the event that any shares of Chevron Stock are acquired on a leveraged-basis, the provisions of this Article shall apply to such shares. Any such loans may, at the direction of the Corporation, be refinanced or replaced with new loans from time to time. The proceeds of any loans must be used within a reasonable time after their receipt by the Plan to acquire Chevron Stock, to repay such loans or to repay a prior loan used to acquire Chevron Stock in a leveraged transaction meeting the requirements of this Article.

If any such loan is a loan to the Plan by a disqualified person (as defined in section 4975(e)(2) of the Code) or a loan to the Plan which is guaranteed by a disqualified person, then such loan shall be an “exempt loan” which satisfies the provisions of section 54.4975-7(b) of the Treasury

Regulations, including the following:

(a)	The interest rate on the loan must not be in excess of a reasonable rate of interest;

(b)	The loan must be for a specific term;

(c)	The loan may not be payable at the demand of any person, except in the case of default;

(d)	The loan must be primarily for the benefit of Members and their Beneficiaries;

(e)	At the time the loan is made, the interest rate for the loan and the price of Chevron Stock to be acquired with the loan proceeds should not be such that Plan assets might be drained off;

(f)
If a portion of a Member’s Accounts is forfeited, Chevron Stock in the Member's Company Matching Contribution Leveraged ESOP Account must be forfeited only after other assets, and if more than one class of Chevron Stock have been allocated to such Account, then the Plan must forfeit the same proportion in each class; and

(g)	If the Chevron Stock in the Member's Company Matching Contribution Leveraged ESOP Account consists of more than one class, a Member must receive substantially the same proportion of each such class.

2.
Leveraged ESOP Suspense Account. All shares of Chevron Stock acquired in a leveraged transaction shall initially be credited to the Leveraged ESOP Suspense Account, whether or not such shares are pledged to a Participating Company (as guarantor of the loans) or to a lender or creditor to secure the Plan’s obligations arising from such transaction.

3.	Release of Shares.

(a)
Payroll Period Release. As of the close of each Payroll period, a portion of any Chevron Stock then credited to the Leveraged ESOP Suspense Account not in excess of the number of shares that will produce total allocations pursuant to Section 7.4 below to each Member equal in value to the Company Matching Contributions that otherwise would have been allocated to such Member under Section 5.1 shall be released from such Account, unless the calculation described in Section 7.3(b) below requires the release of a greater number of shares. As described in Section 5.2(a), Chevron Stock released from the Leveraged ESOP Suspense Account for a Payroll period and allocated as Company Matching Contributions shall be valued for allocation purposes based on the Participant Transaction Price.

(b)
Required Release for Plan Year. In no event will the number of shares released from the Leveraged ESOP Suspense Account during a Plan Year, including shares released pursuant to Section 7.3(a) above, be less than the number determined separately with respect to each leveraged transaction by the Corporation as follows:

(1)	First, with respect to each leveraged transaction, the number of shares of Chevron Stock held in the Leveraged ESOP Suspense Account immediately prior to the release shall be determined.

(2)
Second, there shall be determined the aggregate amount of principal, interest and make whole call premiums paid by the Plan for the Plan Year on the indebtedness incurred by the Plan in connection with such transaction. Such amount may be paid from Leveraged ESOP Contributions, from earnings attributable to such Leveraged ESOP Contributions, from dividends on Chevron Stock in the Leveraged ESOP Suspense Account and in Members’ Leveraged ESOP Accounts and, to the extent permitted by section 4975 of the Code or applicable law, dividends on other shares of Chevron Stock held by the Plan, or from a combination of such funds, as determined by the Corporation.

(3)	Third, there shall be determined the total amount of outstanding principal and interest thereon to be paid by the Plan for all future Plan Years under the indebtedness referred to in (2) above (or any replacement thereof), without regard to possible extensions or renewal periods. If the interest rate under such indebtedness is variable, then the interest to be paid for future Plan Years shall be computed on the basis of the interest rate in effect as of the close of the current Plan Year.

(4)	Fourth, the amount determined in (2) above shall be divided by the sum of the two amounts determined in (2) above and in (3) above.

(5)	Fifth, the number of shares determined in (1) above shall be multiplied by the fraction determined in (4) above.

(6)
Sixth, the aggregate number of shares of Chevron Stock determined in (5) above for all leveraged transactions (rounded to the nearest integer) shall be released from the Leveraged ESOP Suspense Account.

(7)
In (2) and (3) above, the Corporation may substitute the amount of outstanding principal alone for the amount of outstanding principal and interest in the case of a leveraged transaction if the leveraged transaction satisfies the following three conditions: the leveraged transaction provides (by its original terms) for annual payments of principal and interest at a cumulative rate not less rapid than level annual payments for ten (10) years; the interest portion of any payment shall be disregarded only to the extent it would be treated as interest under standard loan amortization tables; and if the loan is renewed, extended or refinanced, the sum of the expired duration of the loan, the renewal period, the extension period and the duration of the new loan does not exceed ten (10) years.

4.
Allocation of Released Shares. After the number of shares of Leveraged ESOP Shares to be released from the Leveraged ESOP Suspense Account has been determined as provided in Section 7.3 above, such shares shall be allocated to the Company Matching Contribution Accounts of Members as described in Article 5. If any shares remain after such allocation, then the Corporation shall allocate such shares for any purpose and by any method it determines legally permissible, including, but not limited to, correcting prior errors in crediting contributions or earnings (or both) to Plan accounts and providing new or additional contributions to Member’s Accounts.

5.
Conditions of Leveraged Transactions. The Corporation and the Trustee shall not permit the Plan to enter into any leveraged transaction unless the conditions thereof permit the procedures described in Section 7.3 (excluding Section 7.3(b)(7)) to operate as set forth herein. In addition, except as provided herein, a loan to the Plan or any other obligation incurred by the Plan in connection therewith shall be without recourse against the Plan. The only assets of the Plan that may be given as collateral for such loan or such other obligation are shares of Chevron Stock that were acquired with the proceeds of such loan or that were used as collateral with respect to a prior loan repaid with the proceeds of the current loan. No person entitled to payment under any loan or such other obligation to the Plan shall have any right to assets of the Plan other than:

(a)	Collateral given for such loan;

(b)	Contributions that are made under the Plan in order to enable it to meet its obligations under such loan; and

(c)	Earnings attributable to such collateral and the investment of such contributions.
The payments made with respect to any loan by the Plan during any Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to such Plan Year, plus any dividends on Chevron Stock held by the Plan received during or prior to such Plan Year, less the payments made in prior Plan Years. Such contributions, earnings and dividends shall be accounted for separately on the Plan’s books of account until all loans are repaid. In the event of a default upon any loan to the Plan, the value of Plan assets transferred in satisfaction of such loans shall not exceed the amount due as a result of the default. If the lender is a “party in interest” (within the meaning of section 3(14) of ERISA), a loan shall provide for a transfer of Plan assets upon default only upon, and to the extent of, the failure of the Plan to meet the repayment schedule of the loan. (For this purpose, a guarantor shall not be considered a “lender.”) The proceeds of any sale of shares of Chevron Stock pledged as collateral for any loan to the Plan or in connection with any obligation of the Plan incurred in connection with the guarantee of any loan to the Plan by any Participating Company shall be applied either to repay such loan or to satisfy such obligation to indemnify the guarantor for any payments that must be made under the guarantee. Any excess remaining after the application of the preceding sentence shall be immediately allocated to Members’ Leveraged ESOP Accounts in the same manner as other earnings in the Chevron Stock Fund are allocated to Members.

6.
Protection of Members’ Rights. A share of Chevron Stock acquired by the Plan in a leveraged transaction shall not be subject to a put, call or other option or a buy-sell or similar arrangement while such share is held by the Plan or when such share is distributed from the Plan, except as applicable laws or regulations may otherwise require or permit. The preceding sentence shall apply to such share even after all of the Plan’s obligations arising from the leveraged transaction have been satisfied or after the Plan has ceased to be an employee stock ownership plan. This Section 7.6 shall not preclude a put arrangement that grants additional rights to, and does not impose any obligations on, the Trustee or Members.

ARTICLE 8.ACCOUNTS.

1.
Types of Accounts. In addition to a Loan Account (as described in Section 13.3), any or all of the Accounts described in Sections 8.2 through 8.11 shall be maintained, as necessary, for each Member (and may also be maintained for Beneficiaries and Alternate Payees).

2.
Basic Contributions Accounts. A Member may have one or more Basic Contributions Accounts which may include a Before-Tax Member Basic Contributions Account, an After-Tax Member Basic Contributions Account, and/or a Roth Member Basic Contributions Account. In addition, amounts previously held in the Plan’s Member Profit Sharing Accounts (as defined in the Plan prior to April 1, 2002) shall be treated as Basic Contribution Accounts. A Member shall have a separate Basic Contributions Account for each Investment Fund in which the Member’s Basic Contributions are invested. Each such Account shall consist of the Basic Contributions invested in that Investment Fund, adjusted to reflect Plan transactions affecting each such Account and earnings, expenses and losses.

3.
Company Matching Contribution Account. A Member may have one or more Company Matching Contribution Accounts which shall consist of such Member’s allocated share of Company Matching Contributions, any Thrift Plan Company Allocations Contributions, Global Energy Stock Plan Company Contributions and/or contributions made under the Unocal Plan and allocated to the Unocal Company Matching & Earnings Account which are allocated to the Member’s Company Matching Contribution Accounts. In accordance with Section 5.1(b), depending upon the manner in which the Company Matching Contribution is made, such contributions shall be allocated to either the Company Matching Contribution Leveraged ESOP Account or the Company Matching Contribution Non-Leveraged ESOP Account. Amounts allocated as Thrift Plan Company Allocation Contributions, Global Energy Stock Plan Company Contributions and/or as contributions which were allocated to the Unocal Company Matching & Earnings Account shall be allocated to Members’ Company Matching Contributions Non-Leveraged ESOP Accounts. With regard to Members who are former participants in the Unocal Plan, a separate Company Matching Contribution Account shall be established with respect to those former Unocal Plan participants who were not fully vested in their Unocal Plan Company Matching & Earnings Account prior to

June 28, 2006. In addition, amounts previously held in Members’ ESOP Contingent Accounts and Contingent Accounts (as such terms were defined in the Plan prior to April 1, 2002) shall be treated as Company Matching Contribution Accounts. A Member shall have a separate Company Matching Contribution Account for each Investment Fund in which the Member’s Company Matching Contributions are invested. Each such Account shall consist of the Company Matching Contributions invested in that Investment Fund, adjusted to reflect Plan transactions affecting each such Account and earnings, expenses and losses. In addition, amounts held in the Matching Account and the Discretionary Employer Match Account under the Pure Resources Plan on December 31, 2008 shall be allocated to the Prior Pure Resources Employer Match Account, which shall be treated as a Company Matching Contribution Account.

4.
Member Supplemental Accounts. A Member may have one or more Supplemental Contributions Accounts, each of which may include a Before-Tax Member Supplemental Contributions Account, an After-Tax Member Supplemental Contributions Account and/or a Roth Member Supplemental Contributions Account. With regard to former participants in the Unocal Plan, amounts contributed to the Unocal Plan and allocated to the Unocal Plan Employee Pre-Tax Contributions & Earnings Account, Unocal Former Prairie Accounts, Unocal Former Molycorp Employee Pre-Tax Contributions Account and Unocal Pre-87 Employee After-Tax Contributions & Earnings Account shall be allocated to such Members’ Supplemental Accounts which will consist of both Before-Tax Member Supplemental Contributions Accounts and After-Tax Member Supplemental Contributions Accounts (determined based on the value of the original employee contributions). Further, amounts previously contributed to the Unocal Plan’s Unocal Pre‑87 Employee After-Tax Contributions & Earnings Account and that portion of the Unocal Former Prairie Plan Accounts that represented after-tax contributions made prior to January 1, 1987 shall be separately accounted for under this Account. A Member shall have a separate Supplemental Contributions Account for each Investment Fund in which the Member’s Supplemental Contributions (including those contributions treated as Member Supplemental Contributions pursuant to Section 6.2(d)) are invested. With respect to former participants in the Pure Resources Plan, amounts contributed to the Pure Resources Plan that were allocated to the Deferral Account and the After-Tax Account shall be allocated to such Members’ Supplemental Accounts, which shall consist of both Before-Tax Member Supplemental Contributions Accounts and After-Tax Member Supplemental Contributions Accounts. Each such Account shall consist of the Supplemental Contributions invested in that Investment Fund, adjusted to reflect Plan transactions affecting each such Account and earnings, expenses and losses.

5.
Prior Company Taxable Accounts. A Member who participated in the Plan prior to January 1, 2002, in a 2002 Merged Plan prior to July 1, 2002 or in the Unocal Plan prior to June 28, 2006 may have a Prior Company Taxable Account. This Account consists of the Savings Plus Pre-2002 Contributions (if any) which were allocable to the Plan for Plan Years ending on or before December 31, 2001; Thrift Plan $.50 Match Contributions, Thrift Plan Company ESOP Allocations/Savings Contributions and Thrift Plan PCP Awards Contributions (if any) allocated to the Thrift Plan prior to July 1, 2002; Global Energy Savings Plan Matching Contributions (if any) allocated to the Global Energy Savings Plan prior to July 1, 2002; FAMM Plan Employer Contributions (if any) allocated to the FAMM Plan prior to July 1, 2002; and contributions made to the Unocal Plan and allocated to the Unocal Company Basic Contributions & Earnings Account (if any) and amounts allocated to the Unocal Former Prairie Plan Accounts (if any) which were originally made to the Prairie Producing Company Employee Benefit Plan as matching contributions prior to June 28, 2006. Such a Member shall have a separate Prior Company Taxable Account for each Investment Fund in which the Prior Company Taxable Account is invested. Each such Account shall consist of the amounts originally contributed as Savings Plus Pre-2002 Contributions, Thrift Plan $.50 Matching Contributions, Thrift Plan Company ESOP

Allocations/Savings Contributions, Thrift Plan PCP Award Contributions, Global Energy Savings Plan Matching Contributions, FAMM Plan Employer Contributions and amounts allocated to the Unocal Company Basic Contributions Account and the Unocal Former Prairie Plan Accounts adjusted to reflect Plan transactions affecting such Account and earnings, expenses and losses.

6.
Prior Company ESOP Common Accounts. A Member who participated in the Thrift Plan prior to July 1, 2002 may have a Prior Company ESOP Common Account. This Account consists of the Thrift Plan Company ESOP Common Contributions (if any) which were allocable to the Thrift Plan with respect to the Member’s participation in the Thrift Plan prior to July 1, 2002. Such a Member shall have a separate Prior Company ESOP Common Account for each Investment Fund in which the Prior Company ESOP Common Account is invested. Each Account shall consist of the amounts originally contributed as Thrift Plan Company ESOP Common Contributions, adjusted to reflect Plan transactions affecting such account and earnings, expenses and losses.

7.
Prior Company ESOP Allocations Accounts. A Member who participated in the Thrift Plan prior to July 1, 2002 may have a Prior Company ESOP Allocations Account. This Account consists of the Thrift Plan Company ESOP Allocations Contributions (if any) which were allocable to the Thrift Plan with respect to the Member’s participation in the Thrift Plan prior to July 1, 2002. Such a Member shall have a separate Prior Company ESOP Allocations Account for each Investment Fund in which the Prior Company ESOP Allocations Account is invested. Each Account shall consist of the amounts originally contributed as Thrift Plan Company ESOP Allocations Contributions, adjusted to reflect Plan transactions affecting such account and earnings, expenses and losses.

8.
Prior Employee Post-1986 After-Tax Accounts. A Member who participated in a 2002 Merged Plans prior to July 1, 2002, or in the Unocal Plan prior to June 28, 2002 may have a Prior Employee Post-1986 After-Tax Account. This Account consists of the contributions described in Section 6.2(h) (if any) which were allocable to the Thrift Plan or Global Energy Savings Plan with respect to the Member’s participation in such 2002 Merged Plans prior to July 1, 2002 and/or contributions which were allocated to the Unocal Post-86 Employee After-Tax Contributions & Earnings Account under the Unocal Plan prior to June 28, 2006. Such a Member shall have a separate Prior Employee Post-1986 After-Tax Account for each Investment Fund in which the Prior Employee Post-1986 After-Tax Account is invested. Each Account shall consist of the amounts originally contributed as Thrift Plan Employee Post-1986 After-Tax Contributions (if any) and Global Energy Savings Plan Employee Post-1986 After-Tax Employee Contributions (if any) adjusted to reflect Plan transactions affecting such account and earnings, expenses and losses.

9.
UK Pre-Tax Accounts. A Member who participated in the Thrift Plan prior to July 1, 2002 may have a UK Pre-Tax Account. This Account consists of the UK Pre-Tax Contributions (if any) which were allocable to the Thrift Plan with respect to the Member’s participation in the Thrift Plan prior to July 1, 2002. Such a Member shall have a separate UK Pre-Tax Account for each Investment Fund in which the UK Pre-Tax Account is invested. Each Account shall consist of the amounts originally contributed as UK Pre-Tax Contributions, adjusted to reflect Plan transactions affecting such account and earnings, expenses and losses. In addition, Member Contributions may be allocated to such Accounts after July 1, 2002 to the extent required to comply with United Kingdom law.

10.
UK Post-Tax Accounts. A Member who participated in the Thrift Plan prior to July 1, 2002 may have a UK Post-Tax Account. This Account consists of the UK Post-1986 After-Tax Contributions (if any) which were allocable to the Thrift Plan with respect to the Member’s participation in the Thrift Plan prior to July 1, 2002. Such a Member shall have a separate UK Post-Tax Account for each Investment Fund in which the UK Post-Tax Account is invested. Each Account shall consist of the amounts originally contributed as UK Post-1986 After-Tax Contributions, adjusted to reflect Plan transactions affecting such account and earnings, expenses and losses. In addition, Member

Contributions may be allocated to such Accounts after July 1, 2002 to the extent required to comply with United Kingdom law.

11.
Rollover Accounts. Rollover Contributions made to a 2002 Merged Plan prior to June 30, 2002, the Unocal Plan prior to June 28, 2006 (as either rollover contributions under the Unocal Prairie Plan Accounts or amounts allocated to the Unocal Rollover Account), the Pure Resources Plan prior to January 1, 2009 or to the Plan pursuant to Section 4.8 shall be invested in one or more Rollover Contribution Accounts including, if applicable, a Rollover (After-Tax) and Rollover (Taxable) Account. A Member shall have a separate Rollover Contribution Account for each Investment Fund in which the Member’s Rollover Contributions are invested. Each such Account shall consist of the Rollover Contributions invested in that Investment Fund, adjusted to reflect Plan transactions affecting each such Account and earnings, expenses and losses.

12.
Transfers Among Investment Funds. A Member (or Beneficiary or Alternate Payee) may elect to reapportion the values of his or her Accounts among Investment Funds by properly following procedures prescribed by the Corporation. All investment transfers shall be subject to the following restrictions:

(a)	No transfers may be made between Investment Funds to the extent required by the issuers of the securities in such Investment Funds; and

(b)	A Member (or Beneficiary or Alternate Payee) may transfer balances under an Investment Fund Window only in accordance with the investment procedures established by the Corporation.

13.	Valuation of Accounts.

(a)
In General. As of each Valuation Date, the Accounts shall be adjusted to reflect any allocations of Company Matching Contributions, Member Contributions and/or Rollover Contributions, withdrawals, transfers, loans, loan repayments, loan defaults, release of Chevron Stock from the Leveraged ESOP Suspense Account and distributions of Plan Benefits that have been made since the immediately preceding Valuation Date, and to reflect the Member’s proportionate share of any earnings, expenses and gains and losses of the appropriate Investment Fund that have occurred since the immediately preceding Valuation Date.

(b)
Valuation of Allocations of Company Matching Contributions Made as Leveraged ESOP Contributions. For purposes of allocating each Company Matching Contribution which is made as a Leveraged ESOP Contribution, such contribution shall be converted to shares of Chevron Stock based on the Participant Transaction Price determined in accordance with Section 5.2.

(c)
Valuation of Other Allocations of Contributions. Except as otherwise described in Section 8.13(b), contributions allocated to a Member’s Accounts are invested in Investment Funds at the fair market value of such Investment Funds for the Valuation Date for which such contributions are allocated. For purposes of the preceding sentence, the fair market value of Chevron Stock shall be determined by the Corporation based on the average price paid by the Trustee during the day to purchase Chevron Stock or if the Trustee does not purchase or sell any shares during the day, then the day’s closing price shall be used.

(d)
Allocations of Dividends. Notwithstanding any other provision of the Plan, cash dividends on Chevron Stock held in Members’ Accounts (and, to the extent permitted by Section 4975 of the Code or applicable law, dividends on other shares of the Chevron Stock held by the Plan) shall be allocated to the Members’ Accounts. Notwithstanding the preceding, with respect to dividends paid in connection with the Chevron Stock Fund and the Chevron Leveraged ESOP Stock Fund, Members may, in accordance with such procedures as the Corporation may adopt, elect to have such dividends paid directly to such Member. This dividend election shall not apply to any other Investment Fund .

(e)
Transfers, Loans, Withdrawals and Distributions. For purposes of carrying out Investment Fund transfers and cash payments of loans, withdrawals and distributions under the Plan, the value of the Accounts shall be determined as of the Valuation Date coinciding with the date on which the Member completes the election and related procedures prescribed by the Corporation for effecting such transfers and payments or, if the Member completes such procedures on a date that is not a Valuation Date or at a time that is after the deadline prescribed by the Corporation’s procedures, as of the immediately following Valuation Date.

14.
Allocation of Investment Income. As of each Valuation Date, and within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall value the assets of the Trust Fund on the basis of the fair market value as of the Valuation Date (or the day of resignation or removal of the Trustee if it is not a Valuation Date). Where separate Investment Funds have been established pursuant to Section 6.1, the Trustee shall value each such Investment Fund separately.

15.
Account Statements. As soon as practicable after the last day of each Plan Year (and after such other dates as the Corporation may determine), there shall be prepared and delivered to each Member a statement showing the fair market value of his or her Accounts as of the applicable date and such other information as the Corporation may determine.

ARTICLE 9.VESTING.

1.
100 Percent Vesting. Effective with respect to any Member who is or becomes an Eligible Employee on or after January 1, 2002, all of such Member’s Accounts shall be one-hundred percent (100%) vested and nonforfeitable at all times.

2.
Prior Forfeitures. Any individual who forfeited amounts under the Plan prior to January 1, 2002, and who is reemployed by a member of the Affiliated Group on or after January 1, 2002, shall have his or her right to have such forfeited amounts restored determined in accordance with the Plan’s provisions in effect on December 31, 2001. Any individual who forfeited amounts under a 2002 Merged Plan prior to July 1, 2002, and who is reemployed by a member of the Affiliated Group on or after July 1, 2002, shall have his or her right to have such forfeited amounts restored determined in accordance with the applicable 2002 Merged Plan’s provisions in effect on June 30, 2002.

3.
Unocal Plan Forfeitures. Any individual who is a former participant in the Unocal Plan and who has an amount allocated to his or her Company Matching Contribution Account which is not one-hundred percent (100%) vested shall have the portion of his or her Account which is not one-hundred percent (100%) vested become fully vested and nonforfeitable, provided he or she is rehired by a member of the Affiliated Group on or before the date such individual incurs five (5) consecutive one-year breaks in service (as determined in accordance with the provisions of the Unocal Plan) as in effect on June 28, 2006.

4.
Use of Forfeitures. If any individual with a portion of his or her Account that is not one-hundred percent (100%) vested is not rehired prior to the date on which he or she incurs five (5) consecutive one-year beaks in service (as determined in accordance with the terms of the applicable prior plan), then such individual shall forfeit the portion of his or her Account that is not one-hundred percent (100%) vested. Such forfeited amounts may, in the discretion of the Corporation be (a) used to offset employer contributions, (b) used to pay Plan expenses or (c) allocated to Member Accounts as additional employer contributions; provided, however, that such forfeited amounts shall, to the extent possible be used first with respect to the group of Eligible Employees who were former participants in the prior plan which gave rise to the forfeiture.

ARTICLE 10.DISTRIBUTION OF PLAN BENEFIT.

1.
General Rule. Distributions under the Plan shall be made in accordance with the provisions set forth below; provided, however, all distributions shall comply with the minimum distribution provisions set forth in section 401(a)(9) of the Code, (including, but not limited to, the incidental death benefit rule of section 401(a)(9)(G) of the Code) sections 1.401(a)(9)-2 through 1.401(a)(9)-9 of the Treasury Regulations and any other pronouncements concerning section 401(a)(9) of the Code which are prescribed by the Internal Revenue Service in Revenue Rulings, Notices and other guidance. Such minimum distribution provisions are incorporated by reference and shall override any inconsistent provisions of the Plan.

2.	Events Permitting Distribution. No distribution may be made of any amounts credited to a Member’s Account except:

(a)	After the Member’s death or severance from employment, as that term is defined pursuant to section 401(k) of the Code;

(b)
On or after termination of the Plan, provided that (1) neither the Participating Company nor any member of the Affiliated Group maintains a successor defined contribution plan (other than an employee stock ownership plan) and (2) the Member’s distribution is made in the form of a lump sum; or

(c)	As required by applicable law or in connection with a QDRO or an in-service withdrawal permitted under Article 12.

3.	Time of Distribution.

(a)
Except as provided in this Section and in Section 10.6 (Death Benefits) and Section 10.7 (Small Benefits), and unless a Member elects otherwise, the distribution of a Member’s Plan Benefit shall occur or commence not later than sixty (60) days after the close of the Plan Year in which occurs the later of (1) the Member’s attainment of age 65 or (2) the Member’s termination of employment as an Employee. A Member who fails to elect the distribution of his or her Plan Benefit upon termination of employment shall be deemed to have elected to defer distribution until he or she makes a distribution election or, if earlier, the Member’s Required Beginning Date.

(b)
For purposes of this Article 10, a Member’s “Required Beginning Date” shall mean the date determined in accordance with this Section 10.3(b) by which the Member’s Plan Benefit is required to be distributed (or commence being distributed). In the case of a Member who is not an Employee and who attains age 70½ before January 1, 2000, the Member’s Plan Benefit shall be distributed (or commence being distributed) no later than the April 1 next following the calendar year in which the Member attained age 70½. Any other Member’s Plan Benefit shall be distributed (or commence being distributed) no later than the April 1 next following the later of (1) the calendar year in which the Member attains age 70½ or (2) the calendar year in which the Member ceases to be an Employee. To ensure compliance with the minimum distribution requirements of section 401(a)(9) of the Code, once a Member attains his or her Required Beginning Date, the minimum amount distributed each year shall be at least equal to the amount determined under section 401(a)(9) of the Code and the regulations promulgated thereunder, based on the single-life expectancy calculation method, with annual recalculation of life expectancy.

(c)	If a Member is reemployed as an Employee before he or she receives his or her Plan Benefit, then the Plan Benefit will not be distributed until his or her employment terminates after reemployment.

(d)
Except as required by Sections (a), (b) and (c), a Member’s Plan Benefit shall be distributed as soon as reasonably practicable after the Member completes his or her distribution election in accordance with the procedures prescribed by the Corporation.

(e)
Notwithstanding the foregoing, a Member may elect to waive distributions otherwise required by this Section 10.3 and section 401(a)(9) of the Code with respect to the 2009 calendar year in accordance with the Worker, Retiree, and Employer Recovery Act of 2008. If a Member does not elect to waive such 2009 distributions, such distributions will be treated as eligible rollover distributions under Section 10.8(b).

4.
Amount of Plan Benefit. For purposes of this Article 10, a Member’s Plan Benefit shall consist of the Member’s entire interest in his or her Accounts as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

5.	Forms of Distribution. Except as provided in Sections 10.6 and 10.7, a Member’s Plan Benefit shall be distributed in any of the following forms that he or she elects:

(a)
A single sum distribution, which may be entirely in cash or in a combination of full shares of Chevron Stock for all or part of the Member’s Plan Benefit invested in the Chevron Stock Fund, plus cash for any fractional share of Chevron Stock and for the remainder of the Member’s Plan Benefit;

(b)
Monthly, quarterly, semiannual or annual cash installments in a cash dollar amount elected by the Member. Cash installments shall first be taken from the Member’s Investment Funds and Accounts in accordance with the procedures established by the Corporation; or

(c)	On-demand withdrawals requested no more frequently than once in any 30 day period subject to the requirements set forth below:

(1)	Provided that each withdrawal must be in an amount no less than the lesser of $250 or the entire remaining value of the Member’s Plan Benefit.

(2)
The Corporation shall establish procedures governing from which Investment Funds, an on-demand withdrawal shall first be taken. These procedures may permit a Member to specify the Investment Funds from which the distributions will be taken.

(3)	On-demand withdrawals may be paid in cash or a combination of cash and shares of Chevron Stock not in excess of the number of shares of Chevron Stock in which the withdrawn amount is invested.
If a Member chooses the installment form of distribution, he or she may elect at any time, in accordance with the procedures prescribed by the Corporation, to stop, start or change the frequency or dollar amount of installment payments; provided, however, that no more than one such change may be elected in any 30‑day period. In addition, a Member receiving installments may elect to receive his or her entire remaining Plan Benefit in a single sum distribution, pursuant to Section 10.5(a) above, or to take on-demand withdrawals pursuant to Section 10.5(c) above. Similarly, if the Member has chosen to take on-demand withdrawals, he or she may elect to receive his or her entire remaining Plan Benefit in a single sum distribution pursuant to Section 10.5(a) above or to begin installments under Section 10.5(b) above.

6.
Death Benefits. Except as set forth in Sections 10.7 and 10.15, upon the death of a Member prior to distribution of all amounts allocated to his or her Accounts, the Member’s Beneficiary shall be entitled to receive a distribution of his or her share of the Member’s Accounts in accordance with the provisions of this Section 10.6.

(a)
Form of Distribution. A Member’s Beneficiary may elect any of the forms of distribution described in Section 10.5 above, without regard to any election previously made by the Member; provided, however, that a Beneficiary may also elect to receive cash installments over his or her own lifetime. Any election to receive installment payments over a Beneficiary’s lifetime shall comply with the provisions of Sections 10.6(b) or 10.6(c), as applicable. If there are multiple Beneficiaries, each may make a separate distribution election. Except as provided below, if the Beneficiary fails to make an election, the Member’s Plan Benefit shall be paid in the form of annual cash installments over the Beneficiary’s lifetime, commencing on the date specified in Sections 10.6(b) or 10.6(c), as applicable. If a Beneficiary does not receive the Member’s Plan Benefits in cash installments which satisfy the provisions of Sections 10.6(b) or 10.6(c), as applicable, then the Beneficiary shall receive a complete distribution of the Plan Benefits no later than the date specified in section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder. Thus, with respect to such a Beneficiary who is not the surviving spouse of the deceased Member, the Beneficiary must complete receiving a distribution of his or her share of the Member’s Accounts no later than the end of the calendar year which contains the fifth anniversary of the date of the Member’s death. Notwithstanding the foregoing, the 2009 calendar year shall be disregarded, such that a five-year period that includes 2009 shall instead be a six-year period.

(b)	Required Minimum Distributions After Member’s Death Occurring Before Member’s Required Beginning Date.

(i)	Timing of Distributions: Upon the death of a Member prior to the Member’s Required Beginning Date, the Member’s Beneficiary shall be entitled to receive the Plan Benefit as follows.

(A)
If the Member’s Designated Beneficiary is the Member’s surviving spouse, then distributions to the surviving spouse must begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70½, if later.

(B)
If the Member’s Designated Beneficiary is someone other than the Member’s surviving spouse, then distributions to the Designated Beneficiary must begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C)	If there are multiple Designated Beneficiaries, then distributions must begin in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder.

(D)
If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire Plan Benefit will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(ii)	Amount of Minimum Required Distribution.

(A)
If the Member dies before his or her Required Beginning Date and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Plan Benefit by the remaining life expectancy of the Member’s Designated Beneficiary, as prescribed by section 401(a)(9) of the Code and the regulations promulgated thereunder.

(B)
If the Member dies before his or her Required Beginning Date and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(c)
Required Minimum Distributions After Member’s Death Occurring After Member’s Required Beginning Date. Upon the death of a Member after his or her Required Beginning Date, the Member’s Beneficiary shall receive minimum distributions as follows:

(i)
If the Member dies on or after his or her Required Beginning Date, the minimum amount that will be distributed after the year of the Member’s death is the quotient obtained by dividing the Member’s Plan Benefit by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s Designated Beneficiary, as prescribed by section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder.

(ii)
If the Member dies on or after his or her Required Beginning Date and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed after the year of the Member’s death is the quotient obtained by dividing the Member’s Plan Benefit by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(d)
Beneficiary Designation Prohibition. Beneficiaries may not designate beneficiaries. Upon the death of a Beneficiary prior to the distribution of the entire Plan Benefit to the Beneficiary, the remaining Plan Benefit shall be distributed to the Beneficiary’s estate. Notwithstanding the foregoing, if a beneficiary under the Unocal Plan has designated a beneficiary(ies) as of June 28, 2006, then such beneficiary designation shall be given effect under the Plan.

7.
Small Benefits: Lump Sum. Any other provision of this Article 10 notwithstanding, if the value of a Member’s entire Plan Benefit equals $1,000 or less (including a Plan Benefit of $0) at the time the Plan Benefit becomes payable, then the Plan Benefit shall be paid (or deemed paid if the Plan Benefit is $0) after the Member’s termination of employment in accordance with this Section 10.7. This amount shall be paid to the Member (or to his or her Beneficiary in the case of the Member’s death) in a single lump sum in cash or, if the Member or Beneficiary so elects within 60 days of the Member’s termination of employment or death, in the form of a single sum distribution in full shares of Chevron Stock for the Member’s Plan Benefit invested in the Chevron Stock Fund, plus cash for any fractional share of Chevron Stock and for the remainder of the Member’s Plan Benefit.

8.
Direct Rollovers. A “Distributee” who, effective with respect to an Eligible Rollover Distribution made after May 31, 2007, is a Member, a Member's surviving spouse, an Alternate Payee (who is a current, surviving or former spouse), or a Beneficiary (other than a surviving spouse or estate) may elect to have a distribution of a Plan Benefit paid directly to the Eligible Retirement Plan (defined in Section 10.8(a) below) specified by the Distributee in a direct rollover, except to the extent that the distribution is not an Eligible Rollover Distribution (defined below in Section 10.8(b)).

(a)
Definition of Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403

(a) of the Code, a qualified trust described in section 401(a) of the Code, an eligible deferred compensation plan described in section 457(b) of the Code which is maintained by an eligible employer described in section 457(e)(1)(A) of the Code, or an annuity contract described in section 403(b) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. With respect to the portion of an Eligible Rollover Distribution made after December 31, 2006 that consists of after-tax employee contributions, an “eligible retirement plan” is limited to a qualified trust described in section 401(a) of the Code, or an annuity contract described in section 403(b) of the Code, that agrees to account separately for the after-tax portion of the rolled over amount, or to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code. Effective with respect to an Eligible Rollover Distribution made after May 31, 2007 to a Member’s Beneficiary (other than a surviving spouse or estate), an “eligible retirement plan” is limited to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code which is established for the purpose of receiving the Eligible Rollover Distribution on behalf of such Beneficiary and agrees to be treated as an inherited individual retirement account or annuity within the meaning of section 402(c)(11) of the Code. Effective with respect to an Eligible Rollover Distribution made after December 31, 2007, “eligible retirement plan” also includes a Roth IRA described in section 408A of the Code.

(b)
Definition of Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more; (2) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except to the extent such portion is directly rolled over to a qualified trust described in section 401(a) of the Code, or an annuity contract described in section 403(b) of the Code, that agrees to account separately for the after-tax portion of the rolled over amount, or to an individual retirement account or annuity described in section 408(a) or 408(b) of the Code; (4) a distribution described in section 1.402(c)-2 Q&A 4 of the Treasury Regulations; and (5) a distribution to the extent such distribution is a hardship distribution within the meaning of Section 401(k)(2)(B)(i)(IV) of the Code.

9.	Beneficiary.

(a)	Subject to Section 10.10, a Member’s Beneficiary shall be the person(s) so designated by the Member.

(b)
If the Member has not made an effective designation of a Beneficiary, or if the named Beneficiary is not living at the time of the Member’s death, then (1) the then-living spouse of the deceased Member shall be the Beneficiary or (2) if none, the then-living children (whether by birth or adoption) of the deceased Member shall be the Beneficiaries in equal shares or (3) if none, the then-living parents of the deceased Member shall be the Beneficiaries in equal shares or (4) if none, the then-living brothers and/or sisters of the deceased Member shall be the Beneficiaries in equal share or (5) if none, the estate of the deceased Member shall be the Beneficiary.

(c)
The Member may change his or her designation of a Beneficiary from time to time. Any designation of a Beneficiary (or an amendment or revocation thereof) shall be effective only if it is made according to the procedures prescribed by the Corporation and is received by the appropriate representative of the Corporation prior to the Member’s death. A Member’s estate shall be the Beneficiary with respect to any loan obligations of the Member that are still outstanding when such loan obligations are required to be included in taxable income after the Member’s death.

10.
Spousal Consent Needed to Name a Nonspouse Beneficiary. Except as set forth below, no Beneficiary designation, nor any revocation thereof, shall be effective in the case of a married Member unless the prescribed form(s) is signed by both the Member and the Member’s spouse and the signature of the spouse is witnessed as provided on the prescribed form(s). This requirement shall not apply in the following circumstances:

(a)	The consent of the spouse is not required for a Beneficiary designation if the designated primary Beneficiary of one-hundred percent (100% ) of the Member’s Plan Benefit is the Member’s spouse; and

(b)
The consent of the spouse for a Beneficiary designation, or revocation thereof, is not required in the case of a Member who establishes to the Corporation’s satisfaction that (1) there is a court-approved marital settlement agreement or a court order that authorizes the Member to make such designation or revocation without the written consent of the Member’s spouse, or that terminates the marital property rights of the spouse in the Plan, or that adjudicates or disposes of other marital property rights of the parties but is silent on the question of whether the spouse has or claims any marital property rights in the Member’s Accounts, (2) the Member’s spouse cannot be located, or (3) such signature cannot be obtained because of such circumstances as are permitted by regulations issued under section 417(a)(2) of the Code.

11.
Proof of Marriage. Members and spouses shall furnish proof of marital status satisfactory to the Corporation at such time or times as the Corporation may prescribe. The Corporation may delay the disbursement of any benefit due under the Plan until all pertinent information with respect to marital status has been so furnished.

12.
Incapacity. If the Corporation determines that any person is incompetent or unable to handle properly any amounts distributable to him or her under the Plan, then the Corporation may make any arrangements that it determines to be beneficial to the person for the distribution of such property on his or her behalf, including (without limitation) the distribution of such property to the guardian, conservator, spouse or dependent(s) of the person.

13.
Plan Benefits of Lost Members or Beneficiaries. If, after reasonable efforts to do so, the Corporation is unable to locate a Member or Beneficiary who is entitled to receive any cash or other property that constitutes all or part of a Member’s Plan Benefit, the Corporation may elect to treat such Plan Benefit (or portion thereof) as forfeited. The Corporation may direct that such forfeited amount be used to pay Plan expenses and to offset any Company Matching Contributions that would otherwise be due from the applicable Participating Company. If, thereafter, the person entitled to the benefit makes application therefor, it shall be reinstated, without interest.

14.	Definitions. For purposes of this Article 10 the following definitions shall apply:

(a)
“Designated Beneficiary” means the individual who is designated as the Beneficiary under Section 10.9 of the Plan and is the Designated Beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b)	“Distribution Calendar Year” means a calendar year for which a minimum distribution is required under section 401(a)(9) of the Code and the regulations promulgated thereunder.

(c)	Life Expectancy. Life expectancy for purposes of this Article 10 shall be computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

15.
Transition Rule for Section 10.6 Death Benefits. Notwithstanding the provisions of Section 10.6 to the contrary, with respect to any Member who dies prior to January 1, 2005, the provisions of Section 10.6 of the Plan as in effect on December 31, 2004 shall apply to all distributions to that

Member’s Beneficiary; provided, however, that, to the extent such distributions would comply with section 401(a)(9) of the Code and the regulations promulgated thereunder, a Beneficiary may elect to receive his or her benefits in the form of installments, in which case the minimum distribution provisions contained in Section 10.6 shall apply to such an election.

ARTICLE 11.DISTRIBUTION TO AN ALTERNATE PAYEE UNDER A QDRO.

1.
Distributions. In the cases described below, any distribution to an Alternate Payee pursuant to a domestic relations order, including any interest in a Member’s Accounts awarded to an Alternate Payee by a domestic relations order, shall be made as soon as practicable after such order is determined to be a QDRO pursuant to the QDRO Procedures:

(a)	The value of such distribution (determined as of the Valuation Date immediately preceding such distribution) does not exceed $1,000;

(b)	The QDRO specifies such time of distribution; or

(c)	The Alternate Payee consents in writing to such time of distribution.

2.
Alternate Payee Accounts. If distributions are not made under Section 11.1 above, any interest in a Member’s Accounts assigned or made payable or distributable to the Alternate Payee shall be transferred to a separate Account established for such Alternate Payee. If a single amount or a single percentage of such Member’s Accounts is assigned or made payable or distributable to the Alternate Payee, the transfers to the Alternate Payee Account shall be made pro rata from such Member’s Accounts, except as otherwise specified in the QDRO. An Alternate Payee with an Alternate Payee Account may elect a form of distribution under Section 10.5, may make transfers among the Alternate Payee’s Accounts as provided in Section 8.12 and may exercise the voting rights specified in Section 18.4.

3.
Latest Time of Distribution From Alternate Payee Accounts. Distributions to Alternate Payees from their Alternate Payee Accounts shall be made, or shall commence, as soon as reasonably practicable after the earliest of:

(a)	The date when the Alternate Payee completes a distribution election in accordance with the Corporation’s prescribed procedures; or

(b)	The date required under section 401(a)(9) of the Code.
To ensure compliance with section 401(a)(9) of the Code, once an Alternate Payee reaches the required beginning date, the minimum amount distributed each year shall be at least equal to the amount determined under section 401(a)(9) of the Code, based on the single-life expectancy calculation method, with annual recalculation of life expectancy.

4.
Beneficiary Designation Prohibited. Alternate Payees may not designate Beneficiaries. Upon the death of an Alternate Payee the entire Account Balance of the Alternate Payee accounts shall be distributed to the Alternate Payee’s estate (unless otherwise provided in the QDRO). Notwithstanding the foregoing, if an alternate payee under the Unocal Plan has designated a beneficiary(ies) as of June 28, 2006, then such beneficiary designation shall be given effect under the Plan.

5.
Freezing Certain Member Transactions. If the Plan Administrator receives a notice of adverse claim (other than a domestic relations order) against a Member’s Accounts by a potential Alternate Payee, then the Plan Administrator may, pursuant to the QDRO Procedures, “freeze” all or a portion of the Member’s Accounts for a specified period from the date the Member requests a loan, withdrawal or distribution, to permit the potential Alternate Payee or the Member (or both) to obtain a domestic relations order. If the Plan Administrator receives a domestic relations order, the Plan Administrator may, pursuant to the QDRO Procedures, “freeze” all or a portion of the Member’s Accounts for a period of up to 18 months from the date the Member requests a loan, withdrawal or distribution, to permit the Alternate Payee or the Member (or both) to obtain a

QDRO. To the extent that an Account is “frozen,” no loans, withdrawals or distributions are permitted. Rights to make investment transfers are unaffected by any freeze.

ARTICLE 12.WITHDRAWALS DURING EMPLOYMENT.

1.
No Withdrawals From Company Matching Contribution Accounts. No in-service withdrawals may be made from a Member’s Company Matching Contribution Accounts with respect to any amount allocated to the Member’s Company Matching Contribution Account on or after January 1, 2002 except with respect to withdrawals under Section 12.3 of the Plan or Disability Withdrawals from the Prior Pure Resources Employer Match Account under Section 12.4.

2.
Withdrawals Prior to Age 59½ and Not on Account of Disability or Hardship. A Member’s right to an in-service withdrawal from his or her Accounts, other than withdrawals that are Disability Withdrawals (which are described in Section 12.4), Hardship Withdrawals (which are described in Section 12.5) or post-age 59½ withdrawals (which are described in Section 12.3), shall be subject to the provisions of this Section 12.2. Subject to the provisions of this Section, a Member may receive an in-service withdrawal from the Accounts listed in Sections 12.2(b)(1) or 12.2(b)(2), below.

(a)	No Member shall take more than one withdrawal in any 30-consecutive-day period.

(b)
(1)    A withdrawal under this Section 12.2(b)(1) shall first be taken pro-rata from the Member’s After-Tax Member Supplemental Contributions Accounts and Prior Employee Post-1986 After-Tax Accounts, then from the Member’s Rollover (After-Tax) Account, then from Member’s Prior Company Taxable Accounts, then from the Member’s Rollover (Taxable) Account, then from the Prior Company ESOP Common Account and, finally, from the Prior Company ESOP Allocations Account. Notwithstanding the foregoing, a Member may, in accordance with such procedures as may be established by the Corporation, elect to receive his or her withdrawal solely from the Pre-’87 After-Tax Member Contribution portion of his or her After-Tax Member Supplemental Contributions and Prior Employee Post-1986 After-Tax Accounts.

(2)
A withdrawal under this Section 12.2(b)(2) shall first be taken pro-rata from the Member’s After-Tax Member Supplemental Contributions Accounts and Prior Employee Post-1986 After-Tax Accounts, then from the Member’s Rollover (After-Tax) Accounts, then from the Member’s Prior Company Taxable Accounts, then from the Member’s Rollover (Taxable) Account, then from the Member’s After-Tax Member Basic Contributions Accounts, then from the Prior Company ESOP Common Account, and, finally from the Prior Company ESOP Allocations Account. The Accounts available for withdrawal under this Section 12.2(b)(2) shall result in a suspension from participation in the Plan, as described in Section 12.6 below.

(c)	No withdrawals may be made during any period after the Plan is terminated or the Member has received notice that the Plan will be terminated.

(d)
Withdrawals shall be subject to all limitations and conditions of each Investment Fund, as established by the Corporation and as set forth in the contracts with the issuers of the securities in each Investment Fund.

(e)	No withdrawal may be made by a Member who is not considered an Employee on the Processing Date for the withdrawal.

3.
Age 59½ Withdrawals. After attaining age 59½, a Member may elect an in-service withdrawal under this Section 12.3. Subject to the provisions of this Section, a Member may receive an in-service withdrawal from all of his or her Accounts in the following order: pro-rata from the After-Tax Member Supplemental Contributions Account and the Prior Employee Post-1986 After-Tax

Account, Rollover (After-Tax) Accounts, Prior Company Taxable Accounts, Rollover (Taxable) Accounts, After-Tax Member Basic Contributions Accounts (to the extent allocated to the Plan), Before-Tax Member Basic Contributions Accounts, Before-Tax Member Supplemental Contributions Accounts, Company Matching Contribution Non-Leveraged ESOP Accounts, Company Matching Leveraged ESOP Account, Prior Company ESOP Common Accounts and Prior Company ESOP Allocations Accounts. Notwithstanding the foregoing, a Member may, in accordance with such procedures as may be established by the Corporation, elect to receive his or her withdrawal solely from the Pre-’87 After-Tax Member Contribution portion of his or her After-Tax Member Supplemental Contributions and Prior Employee Post-1986 After-Tax Accounts. A Member who takes a withdrawal under this Section is subject to the requirements set forth below:

(a)	No withdrawals may be made during any period after the Plan is terminated or the Member has received notice that the Plan will be terminated.

(b)
Withdrawals shall be subject to all limitations and conditions of each Investment Fund, as established by the Corporation and as set forth in the contracts with the issuers of the securities in each Investment Fund.

(c)	No withdrawal may be made by a Member who is not considered an Employee on the Processing Date for the withdrawal.
A Member will not be suspended from participating in the Plan following a withdrawal under this Section 12.3.

4.
Disability Withdrawals. A Member who has had a claim for benefits approved under the Chevron Corporation Long-Term Disability Plan may take a Disability Withdrawal from the following Accounts, in the following order: pro-rata from the After-Tax Member Supplemental Contributions Accounts and the portion of the Prior Employee Post-1986 After-Tax Accounts, After-Tax Member Basic Contributions Accounts, Rollover (After-Tax) Accounts, Prior Company Taxable Accounts, Rollover (Taxable) Accounts, Before-Tax Member Basic Contributions Accounts, Before-Tax Member Supplemental Contributions Accounts, Prior Company ESOP Common Accounts, Prior Company ESOP Allocations Accounts, and Prior Pure Resources Employer Match Account. A Member who takes a Disability Withdrawal is subject to the requirements set forth below:

(a)	No withdrawals may be made during any period after the Plan is terminated or the Member has received notice that the Plan will be terminated.

(b)
Withdrawals shall be subject to all limitations and conditions of each Investment Fund, as established by the Corporation and as set forth in the contracts with the issuers of the securities in each Investment Fund.

(c)	No withdrawal may be made by a Member who is not considered an Employee on the Processing Date for the withdrawal.
A Member will not be suspended from participating in the Plan following a Disability Withdrawal.

5.
Hardship Withdrawals. A Member who satisfies the requirements for a “Hardship Withdrawal,” as set forth in this Section, may withdraw any portion of the following Accounts, in the following order: pro-rata from the After-Tax Member Supplemental Contributions Accounts and the Prior Employee Post-1986 After-Tax Accounts, After-Tax Member Basic Contributions Accounts, Rollover (After-Tax) Accounts, Prior Company Taxable Accounts, Rollover (Taxable) Accounts and Before-Tax Member Basic Contributions, Before-Tax Member Supplemental Contributions Accounts Balances not in excess of the previously unwithdrawn value of such Before-Tax Accounts as of the last Valuation Date in the 1988 Plan Year and the amount of the Member’s Basic or Supplemental Contributions credited to such Accounts since the last Valuation Date in the 1988 Plan Year, Prior Company ESOP Common Accounts and Prior Company ESOP Allocations

Accounts. A Member is eligible for a Hardship Withdrawal only if the Member is able to demonstrate that the entire amount requested is not reasonably available from other resources of the Member, including loans from any Qualified Plan for which the Member could meet all requirements (including certifying that the Member would be able to make continued loan repayments), and the amount requested is required to meet immediate and heavy financial needs of the Member arising solely from one or more of the following (and to pay income taxes at a deemed flat rate of 20%):

(a)	The construction or purchase (excluding mortgage payments) of a primary residence to be occupied by the Member;

(b)	To pay tuition and related educational expenses for the next 12 month of post-secondary education for the Member or the Member’s spouse, children or dependents;

(c)	The payment of unreimbursed medical expenses described in section 213(d) of the Code previously incurred or to be incurred by the Member or the Member’s spouse or dependents;

(d)	To prevent the eviction of the Member from his or her principal residence or the foreclosure of the mortgage on the Member’s principal residence;

(e)	To pay for the funeral of the Member’s deceased parent, spouse, children or dependents;

(f)
Expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Member’s adjusted gross income); or

(g)	Any other reason described by the Commissioner of Internal Revenue in a revenue ruling, notice or other document of general application.

For purposes of this Section 12.5, the term “dependent” shall be defined as set forth in section 152 of the Code, determined without regard to subsections 152(b)(1), 152(b)(2), or 152(d)(1)(b).
The Corporation (at its sole discretion) may require proof that the amount to be withdrawn is required for the purpose specified in the Member’s request and is not reasonably available from other resources of the Member. A Member who takes a Hardship Withdrawal is subject to the requirements set forth below:

(a)	No withdrawals may be made during any period after the Plan is terminated or the Member has received notice that the Plan will be terminated;

(b)	The Member must obtain all distributions (other than hardship distributions) and all loans currently available under all plans maintained by the Employer Group;

(c)
Withdrawals shall be subject to all limitations and conditions of each Investment Fund, established by the Corporation and as set forth in the contracts with the issuers of the securities in each Investment Fund;

(d)	Any Member who receives a Hardship Withdrawal shall be suspended from participation in the Plan, as described in Section 12.6 below; and

(e)	No withdrawal may be made by a Member who is not considered an Employee on the Processing Date for the withdrawal.

6.
Suspension Penalty for Certain Withdrawals. Any Member who makes a withdrawal pursuant to Section 12.2(b)(2), or a Hardship Withdrawal pursuant to Section 12.5 shall be suspended from making Member Contributions to the Plan or any Qualified Plan for a period of three (3) consecutive months, commencing with the first Payroll processed after the Processing Date for the withdrawal and shall not share in the allocation of Company Matching Contributions during the period of suspension. The Accounts of a suspended Member shall continue to be invested and to be credited with earnings under the Plan. In addition, the following rules shall apply:

(a)
Multiple Suspension Periods Run Concurrently. If a Member incurs more than one suspension at the same time under this Section 12.6 and/or under Section 13.9 (concerning loan defaults), or for overlapping periods, the periods of suspension shall run concurrently, not consecutively.

(b)
Reinstatement. Unless a Member elects otherwise in accordance with Section 4.4, the Member shall automatically recommence making Member Contributions (if applicable) after the suspension ends, provided the Member is then an Eligible Employee.

7.
Payment of Withdrawals. A withdrawal shall be paid as soon as reasonably practicable after the Member completes the election procedures prescribed by the Corporation. All withdrawals shall be paid in cash or a combination of cash and shares of Chevron Stock not in excess of the number of shares of Chevron Stock in which the withdrawn amount is invested.

8.
Withdrawals of Roth Member Contributions. Effective January 1, 2007, and notwithstanding anything in this Article 12 to the contrary, if the Member is otherwise eligible for a withdrawal under the provisions of Sections 12.3, 12.4 or 12.5, the Member may withdraw any portion from his or her Roth Accounts in accordance with the procedures prescribed by the Corporation and subject to such other rules and restrictions contained in this Article 12.

9.
Active Military Duty Withdrawals. Effective January 1, 2009, and notwithstanding anything in this Article 12 to the contrary, in accordance with the Heroes Earnings Assistance and Relief Tax Act of 2008, a Member shall be treated as having been severed from employment under the Plan during any period in which the Member is performing service in the uniformed services while on active duty for a period of more than thirty (30) days (as described in section 3401(h)(2)(A) of the Code), but such a Member shall be limited to taking a withdrawal as provided in this Section 12.9 and shall not be eligible to take a Plan distribution pursuant to Article 10 unless he or she is otherwise eligible to take such a distribution. Such a Member may elect a withdrawal under this Section 12.9 of all or any portion of his or her Before-Tax Accounts and Roth Accounts on a pro rata basis in accordance with procedures prescribed by the Corporation. However, the Member may not make Member Contributions during the 6-month period beginning on the date of such withdrawal.

ARTICLE 13.PLAN LOANS.

1.
Eligibility for Loans. Subject to the provisions set forth below, a Member will be eligible for loans. No loan shall be made to a Member who has defaulted on a loan from the Plan within the preceding twelve (12) months. Notwithstanding the foregoing, no loan shall be made to a Member who is an executive officer of the Corporation or a Participating Company.

2.
Source of Loans. Subject to the provisions set forth in this Article, a Member may borrow all or any portion of the following Accounts, in the following order: Before-Tax Member Basic Contributions Accounts, Before-Tax Member Supplemental Contributions Accounts, After-Tax Member Basic Contributions Accounts, Roth Member Basic Contributions, Roth Member Supplemental Contributions, Rollover (Taxable) Accounts, Prior Company Taxable Accounts, Rollover (After-Tax) Accounts, pro-rata from the After-Tax Member Supplemental Contributions and Prior Employee Post-1986 After-Tax Accounts, Prior Company ESOP Common Accounts and Prior Company ESOP Allocations Accounts. In addition, no portion of a Member’s Account may be utilized under this Article if the loan would violate any rule imposed by the Corporation or the issuer of securities that forms the Investment Fund that would otherwise be used to fund the loan.

3.
Establishment of Loan Account. A Loan Account shall be established for each Member who requests and is granted a loan. The promissory note executed by the Member as provided in Section 13.6 below shall be contributed to and held in the Member’s Loan Account. To generate a loan, cash shall be transferred to the Member’s Loan Account from the Member’s Accounts in the order set forth in Section 13.2 and shall be disbursed from the Loan Account.

4.
Loan Applications and Administration. A Member may apply for a loan by completing the procedures prescribed by the Corporation. As part of any loan application, the Member must accept all loan conditions imposed under Sections 13.5 and 13.6 below, and consent to the default provisions set forth in Section 13.9 below. After a loan application has been fully processed, the applicant shall be notified in writing by the Corporation if the loan has been denied, and such notice shall state the reason for such denial.

5.	Loan Amounts. No plan loans shall be made for an amount less than $1,000. Except as provided in Appendix B, no plan loan or loans may exceed the least of the following amounts:

(a)	The Account Balance of the Member’s Accounts that are the sources of the loan;

(b)	50 percent of the aggregate Account Balances of the Member’s vested Accounts other than his or her Loan Account; or

(c)	$50,000, reduced by the highest outstanding loan(s) of the Member during the previous 12 months under any Qualified Plan.

6.	Loan Conditions.

(a)
Every loan must provide for full repayment within five years after the loan is made unless the loan is used to purchase a Member’s principal residence, in which case the maximum term is twenty-five years;

(b)	The initial loan term must be expressed in monthly increments with a minimum loan term of six (6) months;

(c)	Every loan shall be subject to a level amortization repayment schedule (with payments not less frequent than monthly), as determined by the Corporation;

(d)
All loan repayments must be withheld from compensation payable to the Member by a member of the Affiliated Group through periodic Payroll deductions whenever possible, and in other cases repayments must be made by personal check, money order or other form of payment acceptable to the Corporation;

(e)	Every Member shall execute a promissory note in the form prescribed by the Corporation and shall be bound by the terms and conditions of such promissory note;

(f)
Every loan shall bear interest at a fixed rate equal to two percentage points plus the average one-year jumbo CD rate, which one-year CD rate shall be set as of a date in the preceding month determined by the Corporation;

(g)	A Member who obtains a loan under this Article shall be required to pay such fees as the Corporation may impose in order to defray the cost of administering loans from the Plan;

(h)	Every loan shall be secured by the Member’s Accounts; provided, however, that the security for any loan shall not exceed fifty percent (50%) of the Member’s Account Balances under the Plan;

(i)
No Member shall have more than three loans outstanding at the same time from the Plan and other Qualified Plans (provided, however, that if a Member has loans transferred to the Plan as a result of a plan merger or other similar transaction, this limit shall be increased (to the extent necessary) to take into account the number of loans outstanding under the other plan); and

(j)
The Corporation may impose other conditions on Plan loans. Any such condition shall apply in a uniform and nondiscriminatory manner for all Members and shall be consistent with the requirements of section 401(a) of the Code and other relevant provisions of the Code and ERISA and regulations issued thereunder.

7.	Loan Repayments. Principal and interest payments on a Member’s loan shall be credited initially to the Member’s Loan Account and thereafter shall be transferred to the Member’s Accounts that funded the loan. Loan repayments shall be invested in such Investment Funds as the Member has directed for his or her most recent Member Contributions.

8.
Balance of Loan Accounts. The balance of a Member’s Loan Account shall be equal to the sum of (a) the unpaid principal of all of the Member’s then outstanding promissory notes evidencing loan obligations under this Article, (b) any accrued but unpaid interest on such promissory notes, (c) any other liquidated amounts the Member then owes in respect to such loan obligations, and (d) cash representing any principal or interest payments made by the Member that has not been transferred to the Member’s Accounts pursuant to Section 13.7.

9.	Loan Defaults.

(a)
Definition of Default. If any Member shall fail to make, whether by Payroll deduction or otherwise, any payment of principal or interest on any loan when such payment is due, and if such failure shall continue for 90 days, then the Corporation shall, without notice to the Member, treat the loan as in default.

(b)
Exception to Default Rule. If, during the term of a loan, a Member goes on a leave of absence that is unpaid or that is paid at a net pay rate insufficient to maintain loan payments by Payroll deduction, the Member’s repayment obligation will be suspended for twelve (12) months or the term of his or her leave of absence, whichever is less. The period of loan suspension shall not count toward the ninety (90) day default period described in Section 13.9(a) above.

(c)
Default on a Loan. If a loan from the Member’s Accounts is considered to be in default under this Section, the Corporation may take such actions as it deems necessary or appropriate to cause the Plan to realize on its security for the loan. If the defaulting Member is an Employee, such actions may include (without limitation) an involuntary withdrawal from the Member’s Accounts, whether or not the withdrawal would be permitted under Article 12 on a voluntary basis; provided, however, that an involuntary withdrawal that is deemed to come from Before-Tax Member Basic Contributions Accounts or from Company Matching Contributions paid to the Trustee within the most recent twenty-four (24) months shall be subject to the Hardship Withdrawal limitations of Section 12.5. The Corporation may take such action as it deems necessary to recover the balance of a loan secured by the Member’s Accounts. If the defaulting Member is not an Employee, or ceases to be an Employee after defaulting on a loan, the remaining loan obligations in the Member’s Loan Account shall immediately be treated as a distribution of a Plan Benefit under Article 11.

(d)	Penalties for Defaulting on a Loan. If a loan from a Member’s Accounts is considered to be in default under this Section, the Member will be subject to the following penalties:

(1)	No other loans from any Qualified Plan will be approved for a period of twelve (12) months beginning on the date of the withdrawal declaration;

(2)	The Member shall be suspended from participation in the Plan for three months commencing with the first Payroll processed after the withdrawal is declared;

(3)	The amount of the loan security in the Member’s Accounts will not be available for loans and withdrawals until such time as the loan is repaid or the Member ceases to be an Employee; and

(4)	The defaulted loan will be treated as an outstanding loan for purposes of Section 13.6(i) until such loan is repaid.

(e)	Effect of Suspension. If a Member is suspended from participation, the suspension provisions of Section 12.6 shall apply.

ARTICLE 14.ADMINISTRATION OF THE PLAN.

1.	Plan Sponsor and Plan Administrator. The Corporation is both the “Plan Sponsor” and the “Plan Administrator” of the Plan for purposes of ERISA and the Code.

2.
Administrative Responsibilities. The Corporation is the named fiduciary that has the authority to control and manage the operation and administration of the Plan. The Corporation shall have sole discretion to interpret the terms of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. The Corporation shall make such rules, regulations, interpretations and computations and shall take such other action to administer the Plan as it may deem appropriate. Such rules, regulations, interpretations, computations and other actions shall be conclusive and binding upon all persons. The Corporation shall have the authority to interpret and construe the terms of the Plan and all interpretation and constructions of the terms of the Plan shall be conclusive and binding upon all persons and shall be given deference by the courts. In administering the Plan, the Corporation shall act in a nondiscriminatory manner to the extent required by section 401 and related sections of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(1) of ERISA.

3.
Management of Plan Assets. The Corporation is a named fiduciary with respect to control and management of the assets of the Plan, but only to the extent of having authority: (a) to appoint one or more Trustees to hold assets of the Plan in trust and to enter into a Trust Agreement with each Trustee it appoints; (b) to appoint one or more insurance companies that are qualified to do business in at least one state to hold assets of the Plan and to enter into a contract with each insurance company it appoints (or to direct the Trustee to enter into such contract); (c) to appoint one or more Investment Managers for any assets of the Plan and to enter into an investment management agreement with each Investment Manager it appoints; and (d) to direct the investment of any Plan assets not assigned to an Investment Manager.

4.
Trustees and Investment Managers. Each Trustee shall have the exclusive authority and discretion to control and manage assets of the Plan it holds in trust, except to the extent that (a) the Corporation allocates the authority to manage such assets to one or more Investment Managers, (b) the Plan prescribes how such assets shall be invested or (c) the Corporation directs how such assets shall be invested. Each Investment Manager shall have the exclusive authority to manage, including the authority to acquire and dispose of, the assets of the Plan assigned to it by the Corporation, except to the extent (a) that the Plan prescribes how such assets shall be invested or (b) the Corporation directs how such assets shall be invested. Each Trustee and Investment Manager shall be solely responsible for diversifying, in accordance with section 404(a)(1)(C) of ERISA, the investment of the assets of the Plan assigned to it by the Corporation, except to the extent that the Plan prescribes or the Corporation directs how such assets shall be invested.

5.
Delegation of Fiduciary Responsibilities. The Corporation may engage such attorneys, actuaries, accountants, consultants and other persons to render advice or to perform services with regard to its responsibilities under the Plan as it shall determine to be necessary or appropriate. By written instrument signed by both parties, the Corporation may designate one or more actuaries, accountants or consultants as fiduciaries to carry out, where appropriate, its fiduciary responsibilities under the Plan. The Corporation shall not allocate nor delegate to any other person any of its duties and responsibilities under the Plan. The duties and responsibilities of the Corporation under the Plan that have not been allocated or delegated to others pursuant to the foregoing provisions of this Section shall be carried out by its directors, officers and employees, acting on behalf and in the name of the Corporation in their capacities as directors, officers and employees and not as individual fiduciaries.

In communications with its employees and in any other activities relating to the Plan, each Participating Company shall comply with the rules, regulations, interpretations, computations and instructions issued by the Corporation. With respect to matters relating to the Plan, directors, officers and employees of a Participating Company shall act on behalf and in the name of the Participating Company in their capacity as directors, officers and employees and not as individual fiduciaries.

6.	Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.

ARTICLE 15.FUNDING OF THE PLAN.

1.
Funding Policy and Method. From time to time, the Corporation shall estimate the Plan Benefits, withdrawals, loans and administrative expenses to be paid out of the Trust Fund in cash during the period for which such estimate is made and shall also estimate the contributions to be made to the Plan during such period by Members and by the Participating Companies. The Corporation shall inform each Trustee and Investment Manager, as appropriate, of both such estimates for each period for which such estimates are made. Such estimates shall be made on an annual or other basis, as the Corporation shall determine.

2.
Public Accountant. The Corporation shall engage an independent qualified public accountant to conduct such examinations and to render such opinions as may be required by section 103(a)(3)(A) of ERISA. The Corporation in its discretion may remove and discharge the person so engaged, but in such event the Corporation shall engage a successor independent qualified public accountant to perform such examinations and render such opinions.

3.
Basis of Payments to the Plan. Each Member whose participation is not suspended may make Member Contributions to the Plan as provided in Article 4, and the Participating Companies shall make Company Matching Contributions as provided in Article 5. However, after the Plan is terminated, no Member shall be required or permitted to make Member Contributions to the Plan and the Participating Companies shall not be required to make Company Matching Contributions. In the case of a partial termination of the Plan the preceding sentence shall only apply with respect to those Members who are affected by such partial termination.

4.
Time of Payments. All Member Contributions and all payments by Members in satisfaction of their loan obligations under Article 13 shall be paid to the Trustee(s) as soon as reasonably practicable after their receipt by the Corporation. The Company Matching Contribution for each Payroll period shall be paid to the Trustee as soon as reasonably practicable after each Payroll period. The foregoing notwithstanding, during such time when Company Matching Contributions are being made as Leveraged ESOP Contributions, the Leveraged ESOP Contributions shall be paid to the Trustee at such time or times that the Corporation, at its sole discretion, shall determine are appropriate as provided under Article 5.

5.
Basis of Payments From the Plan. All Plan Benefits, withdrawals and loans payable under the Plan shall be paid by the Trustee(s) pursuant to the directions of the Corporation and the terms of the Trust Agreement(s). The Trustee(s) shall pay all expenses of the Plan pursuant to the Trust Agreement(s), except such expenses as are paid by the Corporation. The Corporation shall have complete and unfettered discretion to determine whether an expense of the Plan shall be paid by the Corporation or out of the Trust Fund, and the Corporation’s discretion and authority to direct the payment of expenses out of the Trust Fund shall not be limited in any way by any prior decision or practice regarding payment of the expenses of the Plan.

ARTICLE 16.CLAIMS AND REVIEW PROCEDURES.

1.	Applications for Benefits. Any application for benefits under the Plan shall be submitted to the Corporation in accordance with the written procedures prescribed by the Corporation.

2.	Denial of Claims. In the event that any claim for benefits is denied, in whole or in part, the Corporation shall notify the claimant in writing of such denial and of the claimant’s right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which such denial is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary and an explanation of the Plan’s procedure for Review of Denied Claims. Such written notice shall be given to the claimant within ninety (90) days after the Corporation receives the claim, unless special circumstances require an extension of time, up to an additional 90 days, for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial 90‑day period. Such notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Corporation expects to render its decision on the claim for benefits.

3.	Review of Denied Claims.

(a)
Review Panel. From time to time, the Corporation shall appoint a “Review Panel” consisting of three individuals who may (but need not) be employees of the Corporation. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of a claim for benefits.

(b)
Requests for Review. Any person whose claim for benefits is denied, in whole or in part, or such person’s duly authorized representative, may appeal from such denial by submitting a request for a review of the claim to the Review Panel within sixty (60) days after receiving written notice of such denial from the Corporation. The Corporation shall give the claimant or such representative an opportunity to review pertinent documents that are not privileged in preparing a request for review. A request for review shall be in writing and shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. The Review Panel may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

(c)
Decision on Review. The Review Panel shall act on each request for review within sixty (60) days after receipt thereof unless special circumstances require an extension of time, up to an additional sixty (60) days, for processing the request. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty (60) day period.

The Review Panel shall give prompt, written notice of its decision to the claimant and to the Corporation. In the event that the Review Panel affirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based.

(d)
Rules and Procedures. The Review Panel shall establish such rules and procedures, consistent with the Plan and ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the claimant’s own expense.

4.	Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the claimant has:

(a)	Submitted a written application for benefits in accordance with Section 16.1 above;

(b)	Been notified by the Corporation that the application is denied (under Section 16.2 above);

(c)	Filed a written request for a review of the application in accordance with Section 16.3(b) above; and

(d)	Been notified in writing that the Review Panel has affirmed the denial of the application (under Section 16.3(c) above).
Notwithstanding the above, legal action for benefits under the Plan may be brought if the Corporation fails to timely notify the claimant that the application is denied or the Review Panel fails to timely notify the claimant that the denial was affirmed.

ARTICLE 17.	AMENDMENT AND TERMINATION.

1.
Future of the Plan. The Corporation expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Corporation shall have the authority to amend or to terminate the Plan at any time and for any reason, by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority.

2.
Amendments to the Plan. No amendment of the Plan shall (a) reduce the benefit of any Member accrued under the Plan prior to the date such amendment is adopted, except to the extent that a reduction in accrued benefits is required by or may be permitted by the Code or ERISA, nor (b) divert any part of the assets of the Plan to purposes other than the exclusive purposes of providing the benefits accrued under the Plan to the Members, Beneficiaries and Alternate Payees who have an interest in the Plan and defraying the reasonable expenses of administering the Plan and the Trust Fund.

3.
Termination of the Plan. In addition to the provisions of Sections 17.4 and 17.5, the following shall apply upon termination of the Plan or the complete discontinuance of Company Matching Contributions to the Plan:

(a)
Exclusive Benefit. No part of the Trust Fund shall revert to any member of the Affiliated Group or be used for or diverted to purposes other than the exclusive purposes of providing the benefits accrued under the Plan to the Members, Beneficiaries and Alternate Payees who have an interest in the Plan and defraying the reasonable expenses of administering the Plan and such termination;

(b)	Discontinuation of Contributions. The Participating Companies shall have no obligation to continue making contributions to the Plan;

(c)
Obligation for Benefits. Except as otherwise provided in ERISA, no Participating Company nor any other person shall have any liability or obligation to provide aggregate benefits hereunder in excess of the value of the Trust Fund, and the Members, Beneficiaries and Alternate Payees who have an interest in the Plan shall obtain benefits solely from the Trust Fund;

(d)
Partial Termination. In the event of a partial termination of the Plan (as determined by the Corporation), this Section shall apply only with respect to the Members, Beneficiaries and Alternate Payees who are affected by such partial termination; and

(e)	Continuation of Trust. The Trust shall continue until the Trust Fund has been distributed as provided in Section 17.4 below.

4.
Allocation of Trust Fund Upon Termination of the Plan. Upon termination of the Plan, any unallocated assets of the Plan shall be allocated to the Accounts of Members in accordance with applicable law and pursuant to procedures adopted by the Corporation prior to such termination, and all Accounts shall be distributed to the Members, Beneficiaries and Alternate Payees who are entitled thereto.

5.
Termination of Leveraged ESOP. In the event that the leveraged portion of the Plan is terminated, the Trustee shall either (a) sell shares of Chevron Stock then held in the Leveraged ESOP Suspense Account and apply the proceeds (together with any other assets of the Leveraged ESOP Suspense Account) to repay the loans or other evidences of indebtedness or to satisfy its obligation to indemnify the guarantor of the loans or other indebtedness for any payments that must be made under the guarantee; or (b) transfer shares of Chevron Stock and other assets of the Leveraged

ESOP Suspense Account to the guarantor of the Trustee’s indebtedness in the amount necessary to satisfy the Trustee’s obligation to indemnify the guarantor for payments made under the guarantee. Any shares or proceeds remaining after the satisfaction of the obligations described in the preceding sentence shall be allocated to the Members’ Company Matching Contribution Accounts as described in Section 7.4 and the value of such shares allocated shall be offset against future obligations of the Corporation to make Company Matching Contributions to the Plan. The foregoing notwithstanding, in the event that there shall occur any Change in Control, as hereinafter defined, with respect to the Corporation, the Plan shall assign all of its obligations and rights under any outstanding loans or other evidences of indebtedness to the Corporation to the extent required by such loans or other evidences of indebtedness. Simultaneously therewith, the leveraged portion of the Plan shall be terminated. The Trustee shall either (a) sell shares of Chevron Stock then held in the Leveraged ESOP Suspense Account and apply the proceeds (together with any other assets of the Leveraged ESOP Suspense Account) to satisfy its obligation to indemnify the guarantor of the Trustee’s indebtedness or (b) transfer shares of Chevron Stock and other assets of the Leveraged ESOP Suspense Account to the guarantor in the amount necessary to satisfy the Trustee’s obligation to indemnify the guarantor. Any shares not sold or transferred for such purpose or sale proceeds remaining after the satisfaction of the obligations described in the preceding sentence shall be allocated to the Members’ Company Matching Contribution Accounts as described in Section 7.4, and the value of such shares allocated shall be offset against future obligations of the Corporation to make Company Matching Contributions to the Plan. Solely for purposes of this Section, the term “Change in Control” shall mean an event or series of events by which:

(a)
Any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), provided that in no event shall an existing employee stock ownership plan of the Corporation or any other employee benefit plans of the Corporation that may hereafter be established be deemed a “person”) is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Corporation’s then outstanding voting stock, otherwise than through a transaction consummated with the prior approval of the board of directors of the Corporation the majority of whose members are Continuing Directors (as hereinafter defined); or

(b)
Individuals who on December 5, 1989 constitute the board of directors of the Corporation (together with any new director whose election by the board of directors of the Corporation or whose nomination for election by the stockholders of the Corporation was approved by a vote of at least a majority of the directors then still in office who either were directors on December 5, 1989 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

Solely for the purposes of this Section, the term “Continuing Directors” shall mean, as of the date of any such approval, (1) individuals who on December 5, 1989 were members of the Board of Directors of the Corporation and (2) any new Director whose election by the Board of Directors of the Corporation or whose nomination for election by the shareholders of the Corporation was approved by a vote of at least a majority of the Directors then still in office who either were Directors on December 5, 1989 or whose election or nomination for election was previously so approved.

ARTICLE 18.	GENERAL PROVISIONS.

1.
Plan Mergers. Except as may be permitted under regulations issued pursuant to sections 401(a)(12) and 414(l) of the Code, the Plan shall not merge or consolidate with nor transfer assets or liabilities to or from any other plan, unless each Member would be entitled to receive a Plan Benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) that is equal to or greater than the Plan Benefit such Member would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

2.
No Assignment of Property Rights. Except as otherwise provided in Article 13 relating to Plan loans or by applicable law, the interest or property rights of any person in the Plan, the Trust Fund or any distribution to be made under the Plan shall not be assigned (either at law or in equity), alienated, anticipated or subject to attachment, bankruptcy, garnishment, levy, execution or other legal or equitable process. Any act in violation of this Section 18.2 shall be void. The foregoing notwithstanding:

(a)
Recovery of Overpayments. This Section 18.2 shall not apply to the Corporation’s withholding of the amount of a prior excess payment made to any person under the Plan from one or more subsequent payments due to or with respect to such person, or to pursue other lawful means of recovering such overpayment on behalf of the Plan; and

(b)
Qualified Domestic Relations Orders. The creation, assignment or recognition of a right to all or any portion of a Member’s Plan Benefit pursuant to a state domestic relations order shall not constitute a violation of this Section 18.2, provided such order is determined to be a QDRO under QDRO Procedures adopted by the Corporation.

3.
General Information. Each Member shall be given a summary explanation of the provisions of the Plan and, upon written request addressed to the Corporation, shall be furnished with a copy of the Plan text, any reasonable information regarding the Member’s status, rights and privileges under the Plan and with all information required by law to be so furnished. In the event of an ambiguity or conflict between any such summary explanation or any other information furnished to a Member and the provisions of the Plan text, or in the event of any omission in such summary explanation or other information, the provisions of the Plan text shall control.

4.	Voting of Chevron Stock and Other Instructions by Members.

(a)
Stockholder Meetings. Before each annual or special meeting of the Corporation’s stockholders, or before any action is to be taken by the Corporation’s stockholders by written consent in lieu of a meeting if the written consent of the shares of Chevron Stock held in the Trust Fund is solicited, the Corporation shall cause to be sent to each Member the proxy statement and any related materials that are sent to the Corporation’s registered stockholders. Each Member shall have the right to instruct the Trustee confidentially with respect to the voting at such meeting, or with respect to the action to be taken by written consent, of the shares of Chevron Stock that were allocated to the Member’s Accounts as of the Valuation Date immediately preceding the record date for such meeting or such later date, up to and including the record date for such meeting, as the Plan Administrator may deem practicable. Such instructions shall be submitted to the Trustee by the date specified by the Corporation and, once received by the Trustee, shall be irrevocable. Under no circumstances shall the Trustee permit any Participating Company or any officer, employee or representative thereof to see any voting instructions given by a Member to the Trustee. The Trustee shall not vote any Chevron Stock held in the Trust Fund with respect to which it has not received timely instructions (on the prescribed form) from the appropriate Members.

(b)
Acquisition Offers. In the event that any person or group makes an offer subject to section 14(d) of the Exchange Act to acquire all or part of the outstanding Chevron Stock, including Chevron Stock held in the Plan (“Acquisition Offer”), each Member shall be entitled to direct the Trustee confidentially (on a form prescribed by the Corporation) to tender all or part of those shares of Chevron Stock that would then be subject to such Member’s voting instructions under Section 18.4(a) above. If the Trustee receives such an instruction by a date determined by the Trustee and communicated to Members, the Trustee shall tender such Chevron Stock in accordance with such instruction. Any Chevron Stock as to which the Trustee does not receive instructions within such period shall not be tendered by the Trustee. The Trustee shall obtain and distribute to each Member all appropriate materials pertaining to the Acquisition Offer, including the statement of the position of the Corporation with respect to such offer issued pursuant to regulation 14(e)‑2 of the Exchange Act, as soon as practicable after such materials are issued; provided, however, that if the Corporation fails to issue such statement within five (5) business days after the commencement of such offer, the Trustee shall distribute such materials to each Member without such statement by the Corporation and shall separately distribute such statement by the Corporation as soon as practicable after it is issued. The Trustee shall follow the procedures regarding confidentiality and verification of compliance with voting instructions described in Section 18.4(a) above.

5.	Leveraged ESOP Suspense Account and Voting of Chevron Stock and Acquisition Offers.

(a)
Voting of Shares. The Trustee shall be required to vote all shares of Chevron Stock held in the Leveraged ESOP Suspense Account in the same proportion as those shares for which the Trustee received instructions from Members with respect to the voting of allocated shares as provided under Section 18.4.

(b)
Acquisition Offers. In the event of an Acquisition Offer, each Member shall be entitled to direct the Trustee confidentially (on a form prescribed by the Corporation) whether or not to accept the Acquisition Offer with respect to that fraction of the Chevron Stock held in the Leveraged ESOP Suspense Account that equals the number of shares of Chevron Stock that were allocated to the Member’s Accounts as of the Valuation Date immediately preceding the Acquisition Offer, or such later date, up to and including the record date for such meeting, as the Plan Administrator may deem practicable, divided by the total number of allocated shares held in the Accounts of all Members under the Plan as of such date. The Trustee shall obtain and distribute to each Member all appropriate materials pertaining to the Acquisition Offer, including the statement of the position of the Corporation with respect to such offer issued pursuant to regulation 14(e)‑2 of the Securities Exchange Act of 1934, as soon as practicable after such materials are issued; provided, however, that if the Corporation fails to issue such statement within five (5) business days after the commencement of such offer, the Trustee shall distribute such materials to each Member without such statement by the Corporation and shall separately distribute such statement by the Corporation as soon as practicable after it is issued. The Trustee shall follow the procedures regarding confidentiality and verification of compliance with voting instructions described in Section 18.4.

6.
No Employment Rights. Nothing in the Plan shall be deemed to give any individual a right to remain in the employ of any member of the Affiliated Group nor affect the right of a member of the Affiliated Group to terminate any individual’s employment with or without cause.

7.
Choice of Law. The Plan and all rights hereunder shall be interpreted and construed in accordance with ERISA and, to the extent that state law is not preempted by ERISA, the law of the State of California.

8.
Compliance With USERRA and HEART. Notwithstanding any provision of the Plan to the contrary, with regard to an Employee who, after serving in the uniformed services, is reemployed within the time required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in section 414(u)(5) of the Code) in accordance with section 414(u) of the Code. Furthermore, notwithstanding any provision of the Plan to the contrary, Member loan payments may be suspended during a period of qualified military service.
In accordance with the Heroes Earnings Assistance and Relief Tax Act of 2008, (i) in the case of a Member who dies or becomes disabled (within the meaning of the Chevron Corporation Long-Term Disability Plan) on or after January 1, 2007 while performing such qualified military service, the Member’s Beneficiary shall be entitled to any additional benefits provided under the Plan (other than contributions relating to the period of qualified military service) as if the Member had resumed employment immediately prior to his or her death or disability, and (ii) an individual receiving “differential wage payments” (as defined in section 3401(h)(2) of the Code) shall be treated as an Employee and such differential wage payments shall be treated as Regular Earnings and as compensation under section 415(c)(3) of the Code and Treasury Regulation section 1.415(c)-2(d)(4).

ARTICLE 19.	EXECUTION.
To record the adoption of the Plan as set forth herein, effective as of January 1, 2010, the Corporation has caused its authorized officer to execute the same this 10th day of December 2013.

CHEVRON CORPORATION
By: /s/ Joe W. Laymon
Joe W. Laymon Vice President, Human Resources and Corporate Services

APPENDIX A

Limitations on Contributions and Top Heavy Rules

ARTICLE 1.	DEFINITIONS.
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context.

1.
“ACP Test” means the average contribution percentage test as described in Section 4.1 of this Appendix A and as set forth in section 401(m)(2) of the Code and section 1.401(m)-2 of the Treasury Regulations.

2.
“Actual Contribution Percentage” means the ratio, expressed as a percentage and computed to the nearest one-hundredth of one percent (1%) of the Member’s Aggregate 401(m) Contributions for the Plan Year to the Member’s Section 414(s) Compensation for the Plan Year.

3.
“Actual Deferral Percentage” means the ratio expressed as a percentage and computed to the nearest one-hundredth of one percent (1%) of the Member’s Aggregate 401(k) Contributions for the Plan Year to the Member’s Section 414(s) Compensation for the Plan Year.

4.
“ADP Test” means the average deferral percentage test as described in Section 3.2 of the Appendix A and as set forth in section 401(k)(3) of the Code and section 1.401(k)-2 of the Treasury Regulations.

5.
“Aggregate 401(k) Contributions” means, for any Plan Year, the Before-Tax Member Contributions allocated to the Member’s Accounts as of a date within such Plan Year, but excluding the following: (a) Before-Tax Member Contributions that are distributed to the Member to correct Excess Deferrals, provide he or she is a Nonhighly Compensated Employee and the Excess Deferrals are prohibited under section 401(a)(30) of the Code, (b) Before-Tax Member Contributions that are distributed to the Member because they exceed the Member’s Percentage Limitation, (c) Before-Tax Member Contributions that are distributed to the Member to correct an excess Annual Addition, and (d) Before-Tax Member Contributions made pursuant to section 414(u) of the Code by reason of the Member’s qualified military service.

6.
“Aggregate 401(m) Contributions” means, for any Plan Year, the sum of the following amounts allocated to the Member’s Accounts as of a date within such Plan year: (a) the After-Tax Member Contributions and (b) Member’s Company Matching Contributions or (for a Member who is a Nonhighly Compensated Employee, Non-Disproportionate Company Matching Contributions).

Aggregate 401(m) Contributions shall exclude: (a) Company Matching Contributions that are forfeited from the Member’s Accounts because the Company Matching Contribution is attributable to Before-Tax Member Contributions that are distributed to the Member to correct Excess Deferrals, Excess Contributions, or an excess Annual Addition, (b) Company Matching Contributions that are forfeited from the Member’s Accounts because the Company Matching Contribution is attributable to After-Tax Member Contributions that are distributed to the Member to correct an excess Annual Addition, (c) After-Tax Member Contributions and Company Matching Contributions that are distributed or forfeited, respectively, from the Member’s Accounts to correct an excess Annual Addition, and (d) After-Tax Member Contributions and Company Matching Contributions made pursuant to section 414(u) of the Code by reason of the Member’s qualified military service.

7.	“Aggregation Group” means either the Required Aggregation Group or any Permissive Aggregation Group, as the Corporation may elect.

8.	“Annual Additions” means, for any calendar year, the sum of the following:

(a)
Any contributions by the Member for the calendar year to any Qualified Plan maintained by any member of the Section 415 Employer Group (and to any other plan required to be aggregated with this Plan pursuant to section 1.415(f)-1 of the Treasury Regulations);

(b)
Any employer contributions and forfeitures allocated to the Member for the calendar year under any Qualified Plan that is a defined contribution plan (within the meaning of section 414(i) of the Code) maintained by any member of the Section 415 Employer Group (and to any other plan required to be aggregated with this Plan pursuant to section 1.415(f)-1 of the Treasury Regulations);

(c)	The Member’s Supplemental After-Tax Member Contributions for the calendar year;

(d)	The Member’s Supplemental Before-Tax Member Contributions for the calendar year (including any Supplemental Contributions that are made as Roth Member Contributions);

(e)	The Member’s Basic After-Tax Member Contributions for the calendar year;

(f)	The Member’s Basic Before-Tax Member Contributions (including any Basic Contributions that are made as Roth Member Contributions) for the calendar year.

(g)	The Company Matching Contributions (other than Leveraged ESOP Contributions) allocated to the Member for the calendar year;

(h)	Allocable forfeitures allocated to the Member for the calendar year under this Plan, excluding forfeitures consisting of shares of Chevron Stock acquired by the Plan in a leveraged transaction; and

(i)
The value (determined in accordance with section 1.415(c)-1(f) of the Treasury Regulations, including the rule described in section 1.415(c)-1(f)(2)(ii) of the Treasury Regulations) of Chevron Stock allocated to the Member’s Account for the calendar year after release from the Leveraged ESOP Suspense Account, excluding the value of Chevron Stock related to Leveraged ESOP Contributions applied to make interest payments on the loans obtained by the Plan.

The exclusion from (h) above of forfeitures consisting of Chevron Stock acquired in a leveraged transaction and the exclusion from (i) above of Chevron Stock related to Leveraged ESOP Contributions applied to make interest payments on loans obtained by the Plan shall apply only if the Plan then meets the requirements of section 415(c)(6) of the Code and the Treasury Regulations thereunder.
“Annual Additions” shall include Excess Deferrals, Excess Contributions and Excess Aggregate Contributions (if any) and any other amount required to be included in Annual Additions by section 1.415(c)-1(b) of the Treasury Regulations.
“Annual Additions” shall not include (a) payments of principal or interest on a Member’s loan under Article 13 of the Plan, (b) Rollover Contributions made to the Plan by a Member as provided under Section 4.7 of the Plan, or (c) Catch-Up Contributions made to the Plan by a Member as provided under Section 4.8 of the Plan, or any other amounts required to be excluded from Annual Additions by section 1.415(c)-1(b) of the Treasury Regulations.

9.	“Annual Deferral Limit” means the dollar limit in effect for any calendar year under section 402(g) of the Code.

10.
“Average Contribution Percentage” means the average, computed to the nearest one-hundredth of one percent (1%) of the Actual Contribution Percentages (including zero (0) percentages) for Members within the specified group.

11.
“Average Deferral Percentage” means the average, computed to the nearest one-hundredth of one percent (1%) of the Actual Deferral Percentages (including zero (0) percentages) for Members within the specified group.

12.	“Catch-Up Contributions” means “catch-up contributions” as described in section 414(v) of the Code and the Treasury Regulations promulgated thereunder.

13.
“Contribution Rate” means with respect to a NHCE, for purposes of passing the ADP Test, the sum of such Member’s Qualified Nonelective Contributions and Qualified Company Matching Contributions allocated to such Member’s Accounts under Section 3.3 of this Appendix A, divided by such NHCE’s 414(s) Compensation for the applicable Plan Year, and for purposes of passing the ACP Test, the sum of Company Matching Contributions (including Qualified Company Matching Contributions) and Qualified Nonelective Contributions allocated to such Member’s Accounts under Section 4.2 of the Appendix A, divided by such NHCE’s 414(s) Compensation for the applicable Plan Year.

14.
“Current Year Testing Method” means, for any Plan Year, the use of the Plan Year’s Average Deferral Percentage for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the Plan Year’s Average Contribution Percentage for the Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.

15.
“Determination Date” means the December 31 next preceding the applicable Plan Year. If two or more plans are part of an Aggregation Group, then the Determination Dates shall fall within the same calendar year.

16.	“Excess Aggregate Contributions” means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Section 4.2 of this Appendix A.

17.	“Excess Contributions” means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees is reduced pursuant to Section 3.3 of this Appendix A.

18.
“Excess Deferrals” means the amount of a Member’s Before-Tax Member Contributions and elective deferrals (within the meaning of section 402(g)(3) of the Code), other than Catch-Up Contributions, that exceed the Annual Deferral Limit set forth in Section 3.1 of this Appendix A.

19.	“Highly Compensated Employee” has the meaning set forth in Article 2 of this Appendix A.

20.
“Highly Compensated Former Employee” means a former Employee who separated from service (or is deemed to have separated) prior to the determination year, performs no service for any member of the Affiliated Group during the determination year, and was a Highly Compensated Employee as an active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday. The determination of who is a Highly Compensated Former Employee will be made in accordance with section 414(q) of the Code and Treasury Regulations thereunder.

21.	“Key Employee” means a “key employee” (within the meaning of section 416(i) of the Code). In applying section 416(i) of the Code, “annual compensation” shall mean Top-Heavy Compensation.

22.
“Matching Rate” means the Company Matching Contributions (including Qualified Company Matching Contributions) made for a NHCE divided by the sum of such NHCE’s Before-Tax Member Contributions and After-Tax Member Contributions for the Plan Year. If the rate of Company Matching Contributions is not the same for all levels of 401(k) and After-Tax Member Contributions, the Matching Rate is determined assuming that the sum of the NHCE’s Before-Tax Member Contributions and After-Tax Member Contributions is equal to 6% of the NHCE’s Section 414(s) Compensation.

23.	“NHCE Group” means, for any Plan Year, the group of Nonhighly Compensated Employees who are eligible to contribute or have amounts contributed on their behalf for the respective Plan Year.

24.	“Nonhighly Compensated Employee or NHCE” for any Plan Year means any active Employee who is not a Highly Compensated Employee.

25.
“Non-Disproportionate Company Matching Contributions” means a Company Matching Contribution allocated to a NHCE, including a Qualified Company Matching Contribution, to the extent such Company Matching Contribution doesn’t exceed the greatest of (i) 5% of such NHCE’s 414(s) Compensation, (ii) 100% of such NHCE’s Before-Tax Member Contributions and After-Tax Member Contributions for the Plan Year, or (iii) twice the Representative Matching Rate.

26.
“Percentage Limitation” means the limitation (expressed as a percentage of the Member’s compensation) on the amount of the Member’s Before-Tax Member Contributions (other than Catch-Up Contributions) for any Plan Year, as described in Section 4.1 of the Plan.

27.
“Permissive Aggregation Group” means a group of Qualified Plans that includes (a) the Required Aggregation Group and (b) one or more plans of the Affiliated Group that are not part of the Required Aggregation Group. A Permissive Aggregation Group, when viewed as a single plan, must satisfy the requirements of sections 401(a)(4) and 410 of the Code.

28.
“Prior Year Testing Method” means, for any Plan Year, the use of the preceding Plan Year’s Average Deferral Percentage of the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ADP Test and/or the use of the preceding Plan Year’s Average Contribution Percentage for the preceding Plan Year’s NHCE Group for purposes of performing the Plan Year’s ACP Test.

29.
“Qualified Company Matching Contribution” means a Company Matching Contribution that satisfies the requirements of sections 1.401(k)-6 of the Treasury Regulations, including the requirement that with respect to any NHCE for a Plan Year, the qualified matching contribution along with other Company Matching Contributions for such NHCE for such Plan constitute Non-Disproportionate Company Matching Contributions.

30.
“Qualified Nonelective Contributions” means a qualified nonelective contribution that satisfies the requirements of section 1.401(k)-6 of the Treasury Regulations. A Qualified Nonelective Contribution allocated to any NHCE’s Accounts for any Plan Year shall not exceed the greater of (i) 5% of such NHCE’s Section 414(s) Compensation for such Plan Year or (ii) the Representative Contribution Rate.

31.	“Representative Contribution Rate” means the greater of:

(a)
The lowest Contribution Rate of any NHCE among a group of NHCEs that consists of (i) half of all the members of the prior Plan Year’s NHCE Group (if the Prior Year Testing Method is elected) or (ii) half of all the members of the current Plan Year’s NHCE Group (if the Current Year Testing Method is elected).

(b)
The lowest Contribution Rate of any eligible NHCE in the group of all eligible NHCEs who is employed (i) on the last day of the prior Plan Year, if the Prior Year Testing Method is elected, or (ii) the current Plan year, if the Current Year Testing Method is elected.

32.	“Representative Matching Rate” means the greater of:

(a)
The lowest Matching Rate of any NHCE among a group of NHCEs that consists of (i) half of all the members of the preceding Plan Year’s NHCE Group (if the Prior Year Testing Method is elected) or (ii) half of all the members of the current Plan Year’s NHCE Group (if the Current Year Testing Method is elected).

(b)
The lowest Matching Rate of any eligible NHCE in the group of all eligible NHCEs who is employed on the last day of the (i) prior Plan Year and who makes Before-Tax Member Contributions or After-Tax Member Contributions for such prior Plan Year, if the Prior Year Testing Method is used, or (ii) current Plan Year and who makes Before-Tax Member Contributions or After-Tax Member Contributions for such current Plan Year, if the Current Year Testing Method is elected.

33.	“Required Aggregation Group” means a group of Qualified Plans that includes (a) each plan of the Affiliated Group in which a Key Employee is a participant and (b) each other plan of the Affiliated

Group that enables any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code.

34.	“Section 414(s) Compensation” means any one of the following definitions of compensation received by an Employee from members of the Affiliated Group:

(a)	Compensation as defined in section 1.415-2(d) of the Treasury Regulations or any successor thereto;

(b)
“Wages” as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(23) of the Code);

(c)
“Wages” as defined in section 3401(a) of the Code for purposes of income tax withholding at the source, plus all other payments of compensation reportable under sections 6041(d) and 6051(a)(3) of the Code and the Treasury Regulations thereunder, determined without regard to any rules that limit such wages or reportable compensation based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(23) of the Code), and modified, at the election of the Corporation, to exclude amounts paid or reimbursed for the Employee’s moving expenses, to the extent it is reasonable to believe that these amounts are deductible by the Employee under section 217 of the Code;

(d)
Any of the definitions of Section 414(s) Compensation set forth in Sections (a), (b) and (c) above, reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits;

(e)
Any of the definitions of Section 414(s) Compensation set forth in Sections (a), (b), (c) and (d) above, modified to include the following: (1) any elective contributions made by a member of the Affiliated Group on behalf of the Employee that are not includible in gross income under section 125, 132(f), 402(e)(3), 402(h) or 403(b) of the Code; (2) compensation deferred under an eligible deferred compensation plan within the meaning of section 457(b) of the Code; and (3) employee contributions described in section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as employer contributions; or

(f)
Any reasonable definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the nondiscrimination requirement set forth in section 1.414(s)-1T(d)(2) of the Treasury Regulation or the successor thereto.

Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision of Articles 3, 4 and 5 of this Appendix A for the relevant determination period. For purposes of applying the limitations set forth in Articles 3 and 4 of this Appendix A for a Plan Year, Section 414(s) Compensation shall not exceed the Compensation Limitation.

35.
“Section 415 Compensation” means compensation as described in section 1.415(c)-2(d)(4) of the Treasury Regulations. Compensation shall also include compensation paid after severance from employment to the extent permitted by section 1.415(c)-2(e)(3) of the Treasury Regulations.

36.
“Section 415 Employer Group” means the Affiliated Group, except that “more than 50 percent” shall be substituted for “at least 80 percent” wherever the phrase occurs in section 1563(a) of the Code (as incorporated by reference in sections 414(b) and (c) of the Code).

37.	“Top-Heavy Compensation” means Section 415 Compensation, as defined in Section 1.35 of this Appendix A.

38.	“Top-Heavy Ratio” means the top-heavy ratio of the Aggregation Group, computed in accordance with section 416(g) of the Code and the Treasury Regulations thereunder.

39.
“Top-Paid Group” for any Plan Year means the top 20 percent (in terms of Total Compensation) of all Employees of the Affiliated Group, where the number that is 20 percent of all Employees of the Affiliated Group is determined by excluding:

(a)	Any Employee covered by a collective bargaining agreement;

(b)	Any Employee who is a nonresident alien with respect to the United States who receives no income with a source within the United States from a member of the Affiliated Group;

(c)	Any Employee who has not completed six months of service at the end of the Plan Year;

(d)	Any Employee who normally works less than 17½ hours per week;

(e)	Any Employee who normally works no more than six (6) months during any Plan Year; and

(f)	Any Employee who has not attained the age of 21 at the end of the Plan Year.
The Corporation may elect, in a consistent and uniform manner, to apply one or more of the age- and service-based exclusions above by substituting a younger age or shorter period of service, or by not excluding individuals on the basis of age or service.

40.
“Total Compensation” means Section 415 Compensation, but determined by including amounts deferred but not refunded under section 403(b) of the Code, under a transportation fringe benefit plan under Section 132(f) of the Code, under a cafeteria plan, as such term is defined in section 125(c) of the Code, under a simplified employee pension, as such term is defined in section 408(k) of the Code and under a plan, including the Plan, qualified under section 401(k) of the Code.

ARTICLE 2.	HIGHLY COMPENSATED EMPLOYEE DEFINITION.

1.
Highly Compensated Employee. As a general rule, “Highly Compensated Employee” means a Highly Compensated Active Employee (as defined below) or a Highly Compensated Former Employee (as defined in Section 1.20 of this Appendix A). An individual is deemed to be a “Highly Compensated Active Employee” for any Plan Year if the individual is an active Employee who:

(a)
During the look-back year received Total Compensation of more than $95,000 (or such larger amount as may be adopted by the Commissioner of Internal Revenue to reflect a cost-of-living adjustment) and (if the Corporation elects, subject to the consistent application of this rule and in accordance with the requirements imposed by the Commissioner of Internal Revenue) was a member of the Top-Paid Group; or

(b)	At any time during the look-back year or the determination year was a five-percent owner (as defined in section 416(i)(1) of the Code).
For purposes of this Section, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.
The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group and the Total Compensation that is considered, will be made in accordance with section 414(q) of the Code and Treasury Regulations thereunder.

2.
Special Elections for Determining the Highly Compensated Employee Group. The Corporation may elect to modify the method described in Section 2.1 of this Appendix A for determining the Highly Compensated Employee group by making any one or more of the following elections; provided, however, that any election under Sections 2.2(a) or 2.2(b) is uniform and consistent with respect to all situations in which the group of Highly Compensated Employees must be determined for the Affiliated Group.

(a)
The Corporation may make the calendar-year calculation election in accordance with section 1.414(q)-1T, A-14(b) of the Treasury Regulations, in which case the look-back year shall be the calendar year ending within the Plan Year and the determination year shall be the portion of the Plan Year extending beyond the look-back year.

(b)	The Corporation may elect to apply the $95,000 limit described in Section 2.1(a) of this Appendix A with or without regard to whether an Employee is in the Top-Paid Group.

ARTICLE 3.	CONTRIBUTION LIMITATIONS: ANNUAL DEFERRAL LIMITATIONS AND AVERAGE DEFERRAL PERCENTAGE LIMITATIONS.

1.
Return of Excess Deferrals. The aggregate Before-Tax Member Contributions of any Member for any calendar year (other than Catch-Up Contributions), together with his or her elective deferrals (as defined in section 402(g)(3) of the Code) under any other plan or arrangement to which section 402(g) of the Code applies and that is maintained by a member of the Affiliated Group, shall not exceed the Annual Deferral Limit.

In the event that the aggregate Before-Tax Member Contributions of any Member for any calendar year, together with any other elective deferrals (within the meaning of section 402(g)(3) of the Code) under all plans, contracts or arrangements of the Affiliated Group and any other employers, exceed the Annual Deferral Limit, then the Member may designate all or a portion of such Excess Deferrals as attributable to the Plan and may request a refund of such portion by notifying the Corporation in writing on or before the March 1 next following the close of such calendar year. If timely notice is received by the Corporation, then such portion of the Excess Deferrals, and any income or loss allocable to such portion, shall be refunded to the Member not later than the April 15 next following the close of such calendar year; provided, however, that any return of the Excess Deferrals shall not include income or loss for the gap period between the end of the Plan Year and the date of distribution.
If the Member fails properly to request a distribution of all such Excess Deferrals, and such Excess Deferrals are attributable solely to plans, contracts or arrangements of the Affiliated Group, then the Corporation shall be deemed to have notice of such Excess Deferrals and shall designate one or more plans maintained by a member of the Affiliated Group from which the refund of Excess Deferrals and allocable income or loss shall be made no later than April 15 next following the close of such calendar year.
The Excess Deferrals shall be distributed first from unmatched Before-Tax Member Contributions and then from matched Before-Tax Member Contributions. Any Before-Tax Member Basic Contributions distributed pursuant to this Section 3.1 of this Appendix A shall not be included in the Basic Contributions that attract a Company Matching Contribution under Article 5 of the Plan.

2.
Average Deferral Percentage Limitation. The Plan shall satisfy the ADP Test, as provided in section 401(k)(3) of the Code and section 1.401(k)‑1 of the regulations issued thereunder. Subject to the special rules described in Section 3.6 of this Appendix A, the Aggregate 401(k) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(a)
A deferral percentage shall be determined for each Highly Compensated Employee who, at any time during the Plan Year, is a Member (including a suspended Member) or is eligible to participate in the Plan, which deferral percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Highly Compensated Employee’s Aggregate

401(k) Contributions for the Plan Year to the Highly Compensated Employee’s Section 414(s) Compensation for the Plan Year;

(b)	For Plan Years beginning prior to January 1, 1997, the Current Year Testing Method shall be applicable;

(c)
For Plan Years beginning after December 31, 1996, and except to the extent that the Corporation elects (in accordance with applicable law) to apply the Current Year Testing Method, the Prior Year Testing Method shall be applicable;

(d)
The Aggregate 401(k) Contributions of Highly Compensated Employees shall constitute Excess Contributions and shall be reduced, pursuant to Sections 3.4 and 3.5 of this Appendix A, to the extent that the average deferral percentage of Highly Compensated Employees exceeds the greater of (1) 125 percent of the average deferral percentage of Nonhighly Compensated Employees or (2) the lesser of (A) 200 percent of the average deferral percentage of Nonhighly Compensated Employees or (B) the average deferral percentage of Nonhighly Compensated Employees plus two percentage points.

3.	Correction of ADP Test. If for any Plan Year, the ADP Test is not satisfied, any one or combination of the following methods may be used to correct the ADP Test for such Plan Year:

(a)
The Corporation may make a Qualified Nonelective Contribution on behalf of all of the (i) designated Members of the preceding Plan Year’s NHCE Group, if the Prior Year Testing Method is used, or (ii) designated members of the Plan Year’s NHCE Group, if the Current Year Testing Method is used.

The Qualified Nonelective Contribution shall be in an amount determined by the Corporation in its sole discretion and allocated among members of the preceding Plan Year’s NHCE Group if the Prior Year Testing Method is used, or (ii) among such eligible members of the Plan Year’s NHCE Group if the Current Year Testing Method is used. To the extent a Qualified Nonelective Contribution is used to satisfy the ADP Test, it shall not be used to satisfy the ACP Test.
Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable and, in no event, later than (i) before the end of the Plan Year being tested, if the Prior Year Testing Method is used, or (ii) before the end of the Plan Year following the Plan Year being tested, if the Current Year Testing Method is used.

(b)
The Corporation may count any portion of the Qualified Company Matching Contributions that are made by the Company to some or all of the (i) designated members of the preceding Plan Year’s NHCE Group who are eligible to receive an allocation of Company Matching Contributions for the preceding Plan Year, if the Prior Year Testing Method is used, or (ii) designated members of the Plan Year’s NHCE Group who are eligible to receive an allocation of Company Matching Contributions for the current Plan Year, if the Current Year Testing Method is used.

The amount of such Qualified Company Matching Contribution used to partially or fully correct the ADP Test shall be determined by the Corporation in its sole discretion. To the extent a Qualified Company Matching Contribution is used to satisfy the ADP Test, it shall not be used to satisfy the ACP Test.

(c)	Recharacterize all or a portion of a Highly Compensated Employee’s Before-Tax Member Contributions as After-Tax Member Contributions (“Recharacterized After-Tax Member

Contributions”), in which case, such Recharacterized After-Tax Member Contributions shall be tested under the ACP Test for such Plan Year.

(d)
Distribute the Excess Contributions as provided in Sections 3.4 and 3.5 below; provided, however, that any distribution of the Excess Contributions shall not include income or loss for the gap period between the end of the Plan Year and the date of distribution.

Notwithstanding paragraphs (c) and (d) above, to the extent that a Recharacterized After-Tax Member Contribution or Excess Contribution, as applicable, could otherwise constitute a Catch-Up Contribution for such Plan Year, then such Recharacterized Before-Tax Member Contribution or Excess Contribution, as applicable, shall be recharacterized as a Catch-Up Contribution for such High Compensated Employees for such Plan Year, and shall not be included in the ADP or ACP tests.

4.
Allocation of Excess Contributions to Highly Compensated Employees. Excess Contributions shall be allocated to Highly Compensated Employees on the basis of the amount of contributions by or on behalf of each Highly Compensated Employee.

5.
Distribution of Excess Contributions. Excess Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 3.4 of this Appendix A, together with any income or loss allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than two-and-one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months following the close of such Plan Year. Any Basic Contributions distributed pursuant to this Section 3.5 of this Appendix A shall not be included in the Basic Contributions that attract a Company Matching Contribution under Article 5 of the Plan.

6.	Special Rules. The following special rules shall apply for purposes of this Article 3 of this Appendix A:

(a)
The amount of Excess Deferrals to be distributed to a Member for a calendar year pursuant to Section 3.1 of this Appendix A shall be reduced by the amount of any Excess Contributions previously distributed to such Member for the Plan Year beginning within such calendar year;

(b)
The amount of Excess Contributions to be distributed to a Member for a Plan Year pursuant to Section 3.5 of this Appendix A shall be reduced by the amount of any Excess Deferrals previously distributed to such Member for the calendar year ending within such Plan Year;

(c)
For purposes of applying the limitation described in Section 3.2 of this Appendix A, the deferral percentage of any Highly Compensated Employee who is eligible to make Before-Tax Member Contributions and to make elective deferrals (within the meaning of section 402(g)(3) of the Code) under any other plans, contracts or arrangements of the Affiliated Group shall be determined as if all such Before-Tax Member Contributions and elective deferrals were made under a single arrangement; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that section 1.401(k)-1(b)(4) of the Treasury Regulation prohibits aggregation;

(d)
In the event that the Plan is aggregated with one or more other plans in order to satisfy the requirements of sections 401(a)(4), 401(k) or 410(b) of the Code, then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such sections of the Code (except for purposes of the average benefit percentage provisions of section 410(b)(2)(A)(ii) of the Code);

(e)
In the event that the mandatory disaggregation rules of section 1.401(k)-1(b)(4) of the Treasury Regulations apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Section 3.6(d) above, then the limitation described in Section

3.2 of this Appendix A shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement;

(f)	Income (and loss) allocable to Excess Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Member’s Accounts.

7.
Prospective Limitations on Before-Tax Member Contributions. At any time, the Corporation (at its sole discretion) may reduce the maximum rate at which any Member may make Before-Tax Member Contributions to the Plan, or the Corporation may require that any Member discontinue all Before-Tax Member Contributions, in order to ensure that the limitations described in this Article are met. Any reduction or discontinuance of Before-Tax Member Contributions may be applied selectively to individual Members or to particular classes of Members, as the Corporation may determine. Upon such date as the Corporation may determine, this Section shall automatically cease to apply until the Corporation again determines that a reduction or discontinuance of Before-Tax Member Contributions is required for any Member.

8.	Current Year Testing Method Election. The Corporation has elected, effective with respect to Plan Years commencing on or after January 1, 2005 to apply the Current Year Testing Method.

ARTICLE 4.	CONTRIBUTION LIMITATIONS: AVERAGE CONTRIBUTION PERCENTAGE LIMITATIONS.

1.
Average Contribution Percentage Limitation. The Plan shall satisfy the average contribution percentage test, as provided in section 401(m)(2) of the Code and section 1.401(m)‑1 of the regulations issued thereunder. Subject to the special rules described in Section 4.6 of this Appendix A, the Aggregate 401(m) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(a)
A contribution percentage shall be determined for each Highly Compensated Employee who, at any time during the Plan Year, is a Member (including a suspended Member) or is eligible to participate in the Plan, which contribution percentage shall be the ratio, computed to the nearest one-hundredth of one percent, of the Highly Compensated Employee’s Aggregate 401(m) Contributions for the Plan Year to the Highly Compensated Employee’s Section 414(s) Compensation for the Plan Year;

(b)	For Plan Years beginning prior to January 1, 1997, the Current Year Testing Method shall be applicable;

(c)
For Plan Years beginning after December 31, 1996, and except to the extent that the Corporation elects (in accordance with applicable law) to apply the Current Year Testing Method, the Prior Year Testing Method shall be applicable; and

(d)
The Aggregate 401(m) Contributions of Highly Compensated Employees shall constitute Excess Aggregate Contributions and shall be reduced, pursuant to Sections 4.3 and 4.4 of this Appendix A, to the extent that the average contribution percentage of Highly Compensated Employees exceeds the greater of (1) 125 percent of the average contribution percentage of Nonhighly Compensated Employees or (2) the lesser of (A) 200 percent of the average contribution percentage of Nonhighly Compensated Employees or (B) the Average Contribution Percentage of Nonhighly Compensated Employees plus two percentage points.

2.	Correction of ACP Test. If for any Plan Year, the ACP Test is not satisfied, any one or combination of the following methods may be used to correct the ACP Test for such Plan Year:

(a)
The Corporation may make a Qualified Nonelective Contribution on behalf of all of the (i) designated Members of the preceding Plan Year’s NHCE Group, if the Prior Year Testing Method is used, or (ii) designated members of the Plan Year’s NHCE Group, if the Current Year Testing Method is used.

The Qualified Nonelective Contribution shall be in an amount determined by the Corporation in its sole discretion and allocated among members of the preceding Plan Year’s NHCE Group if the Prior Year Testing Method is used, or (ii) among such eligible members of the Plan Year’s NHCE Group if the Current Year Testing Method is used. To the extent a Qualified Nonelective Contribution is used to satisfy the ACP Test, it shall not be used to satisfy the ADP Test.
Qualified Nonelective Contributions shall be paid to the Trustee as soon as reasonably practicable and, in no event, later than (i) before the end of the Plan Year being tested, if the Prior Year Testing Method is used, or (ii) before the end of the Plan Year following the Plan Year being tested, if the Current Year Testing Method is used.

(b)
The Corporation may make Qualified Company Matching Contributions to some or all of the (i) designated members of the preceding Plan Year’s NHCE Group who are eligible to receive an allocation of Company Matching Contributions for the preceding Plan Year, if the Prior Year Testing Method is used, or (ii) designated members of the Plan Year’s NHCE Group who are eligible to receive an allocation of Company Matching Contributions for the current Plan Year, if the Current Year Testing Method is used.

Qualified Matching Contributions shall be paid to the Trustee as soon as reasonably practicable and, in no event, later than (i) before the end of the Plan Year being tested, if the Prior Year Testing Method is used, or (ii) before the end of the Plan Year following the Plan Year being tested, if the Current Year Testing Method is used.

(c)
Count all or a portion of a NHCE’s Before-Tax Member Contributions in the ACP Test, provided that as described in Treasury Regulation 1.401(m)-2(a)(6)(ii), the Plan passes the ADP Test, both with and without counting such Before-Tax Member Contributions.

(d)
Distribute the Excess Aggregate Contributions as provided in Sections 4.3 and 4.4 below; provided, however, that any distribution of the Excess Aggregate Contributions shall not include income or loss for the gap period between the end of the Plan Year and the date of distribution.

3.
Allocation of Excess Aggregate Contributions to Highly Compensated Employees. Excess Aggregate Contributions shall be allocated to Highly Compensated Employees on the basis of the amount of contributions by or on behalf of each Highly Compensated Employee.

4.
Distribution and Forfeiture of Excess Aggregate Contributions. To the extent that Excess Aggregate Contributions allocated or allocable to Highly Compensated Employees for the Plan Year pursuant to Section 4.3 of this Appendix A are attributable to After-Tax Member Contributions, then such Excess Aggregate Contributions, together with any income or loss allocable to such Excess Aggregate Contributions, shall be distributed to such Highly Compensated Employees not later than two and one-half months following the close of such Plan Year, if possible, and in any event no later than 12 months next following the close of such Plan Year. To the extent that Excess Aggregate Contributions allocated or allocable to Highly Compensated Employees for the Plan Year pursuant to Section 4.3 of this Appendix A are attributable to Company Matching Contributions, then such Excess Aggregate Contributions, together with any income or loss allocable to such Excess Aggregate Contributions, shall be treated as a forfeiture for the fourth quarter of the calendar year in or with which the Plan Year ends and shall be allocated as provided in Section 4.7 of this Appendix A.

The Excess Aggregate Contributions shall be distributed first from unmatched After-Tax Member Contributions and then distributed proportionately from matched After-Tax Member Contributions and Company Matching Contributions.

5.
Use of Member Contributions. The Corporation, in its sole discretion, may include all or a portion of the Before-Tax Member Contributions for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the average contribution percentage limitation described in Section 4.1 of this Appendix A for the Plan Year, provided that the additional requirements of section 1.401(m)-2(a)(6) of the Treasury Regulations are satisfied.

6.	Special Rules. The following special rules shall apply for purposes of this Article:

(a)
For purposes of applying the limitation described in Section 4.1 of this Appendix A, the contribution percentage of any Highly Compensated Employee who is eligible to participate in the Plan and to make employee contributions or receive an allocation of matching contributions (within the meaning of section 401(m)(4)(A) of the Code) under any other plans, contracts or arrangements of the Affiliated Group shall be determined as if Company Matching Contributions and After-Tax Member Contributions allocated to the Highly Compensated Employee’s Accounts and all such employee contributions and matching contributions were made under a single arrangement;

(b)
In the event that the Plan is aggregated with one or more other plans in order to satisfy the requirements of sections 401(a)(4), 401(m) or 410(b) of the Code, then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such sections of the Code (except for purposes of the average benefit percentage provisions of section 410(b)(2)(A)(ii) of the Code);

(c)
In the event that the mandatory disaggregation rules of section 1.401(m)-1(b)(4) of the Treasury Regulations apply to the Plan, or to the Plan and other plans with which it is aggregated as described in Section 4.6(b) above, then the limitation described in Section 4.1 of this Appendix A shall be applied as if each mandatorily disaggregated portion of the Plan (or aggregated plans) were a single arrangement;

(d)	Income (and loss) allocable to Excess Aggregate Contributions for the Plan Year shall be determined pursuant to the provisions for allocating income (and loss) to a Member’s Accounts.

7.
Allocation of Forfeitures. Any amount forfeited under this Article 4 of Appendix A shall be allocated to the Company Matching Contributions Accounts of each Member in the ratio that such Member’s Basic Contributions for such Plan Year bear to the total Basic Contributions made by all Members for such Plan Year.

8.	Current Year Testing Method Election. The Corporation has elected, effective with respect to Plan Years commencing on or after January 1, 2005 to apply the Current Year Testing Method.

ARTICLE 5.	CONTRIBUTION LIMITATIONS: SECTION 415 “ANNUAL ADDITIONS” LIMITATIONS.

1.	Limitation on Contributions. The Annual Additions allocated or attributed to a Member for any calendar year shall not exceed the lesser of the following:

(a)	$40,000 (subject to cost-of-living adjustments by the Commissioner of Internal Revenue); or

(b)	100% of the Member’s Section 415 Compensation for such year.
For Plan Years beginning prior to January 1, 2009, if a Member’s Annual Additions would exceed the foregoing limitation, then such Annual Additions shall be reduced by reducing the components thereof as necessary in the order in which they are listed in Section 1.8 of this Appendix A. Any amounts so reduced shall not be included in a Member’s Aggregate 401(k) Contributions or

Aggregate 401(m) Contributions. The limitation in Section 5.1(b) of this Appendix A shall not apply to any amount that otherwise is an Annual Addition under sections 415(l)(1) or 419A(d)(2) of the Code. In applying these rules, any plans (other than this Plan) that are required to be aggregated under section 1.415(f)-1 of the Treasury Regulations shall be treated as one plan.
For Plan Years beginning on and after January 1, 2009, if a Member’s Annual Additions would exceed the foregoing limitation, then such Annual Additions shall be reduced by reducing the components thereof as necessary in accordance with the correction methods specified in Section 6.06(2) and (3) of Revenue Procedure 2008-50 or its successor. In applying these rules, this Plan and any other plan required to be aggregated with this Plan under section 1.415(f)-1 of the Treasury Regulations shall be treated as one plan.

2.
Return of Employee Contributions. If the amount of any Member’s Member Contributions is determined to be an excess Annual Addition under this Article, then the amount of such excess (adjusted to reflect any earnings, appreciation or losses attributable to such excess) shall be refunded by the Trustee in cash to the Member.

3.
Correction of Other Excess Annual Additions. All excess Annual Additions other than those described in Section 5.2 of this Appendix A shall be treated as an allocable forfeiture for the fourth quarter of the calendar year and shall be reallocated as a Company Matching Contribution to Member’s Accounts as of the last Valuation Date for the fourth quarter in accordance with Section 4.7 of this Appendix A. Such reallocation shall be made by the Corporation in accordance with section 415 of the Code and regulations issued thereunder so as to ensure that the Annual Additions for such calendar year of each Member do not exceed the maximum permitted under Section 5.1 of this Appendix A.

4.
Reduction of Contributions to Prevent Excess Annual Additions. In order to preclude excess Annual Additions with respect to any Member, the Corporation, at any time and from time to time during the calendar year and at its sole discretion, may limit the aggregate rate of Member Contributions to the Plan. The Corporation may impose such limits on all Members, notwithstanding that such action may prevent some Members from making the maximum Member Contributions allowed by law.

ARTICLE 6.	SPECIAL TOP-HEAVY PROVISIONS.

1.
Determination of Top-Heavy Status. Notwithstanding any other provision of the Plan, the following provisions shall become effective for any Plan Year for which the Plan is a “Top-Heavy Plan.” The Plan shall be considered a Top-Heavy Plan for a Plan Year if, as of the Determination Date for such Plan Year, the Top-Heavy Ratio for the Aggregation Group exceeds 60%.

2.	Minimum Allocations.

(a)
Except as provided in Section 6.2(b) of this Appendix A, for any Plan Year during which the Plan is a Top-Heavy Plan, the Company Matching Contributions and allocable forfeitures allocated on behalf of any Member who is employed on the last day of the Plan Year and who is not a Key Employee shall not be less than a percentage of such Member’s Top-Heavy Compensation equal to the lesser of (i) 3%, or (ii) the largest percentage of Top-Heavy Compensation that is allocated to any Key Employee for that Plan Year of Company Matching Contributions and Member Contributions. This minimum allocation shall be determined without regard to any contributions made or benefits available under the Social Security Act.

(b)
Any minimum allocation for any Plan Year required pursuant to Section 6(a) above shall be reduced by the amount of any employer contributions and forfeitures allocated to the Member for such Plan Year under any other defined contribution plan of any member of the Aggregation Group in which the Member also participates, provided that such allocations satisfy the minimum vesting requirements of section 416 of the Code.

APPENDIX B

Hurricanes Katrina, Rita and Wilma Relief

ARTICLE 1.	DEFINITIONS.

1.	“GOZA” means the Gulf Opportunity Zone Act of 2005 (P.L. 109-135).

2.
“Hurricane Katrina Disaster Area” means the area for which the President of the United States declared a major disaster before September 14, 2005 because of Hurricane Katrina. This area covers the entire states of Alabama, Florida, Louisiana, and Mississippi.

3.
“Hurricane Katrina Individual” means an individual whose principal place of abode on August 28, 2005 is located in the Hurricane Katrina Disaster Area and who sustained economic loss by reason of Hurricane Katrina.

4.
“Hurricane Rita Disaster Area” means the area for which the President of the United States declared a major disaster before October 6, 2005 because of Hurricane Rita. This area covers the entire states of Louisiana and Texas.

5.
“Hurricane Rita Individual” means an individual whose principal place of abode on September 23, 2005 is located in the Hurricane Rita Disaster Area and who sustained economic loss by reason of Hurricane Rita.

6.
“Hurricane Wilma Disaster Area” means the area for which the President of the United States declared a major disaster before November 14, 2005 because of Hurricane Wilma. This area covers the entire state of Florida.

7.
“Hurricane Wilma Individual” means an individual whose principal place of abode on October 23, 2005 is located in the Hurricane Wilma Disaster Area and who sustained economic loss by reason of Hurricane Wilma.

8.	“Qualified Hurricane Distributions” means any distribution from the Plan as described in Article 2 of this Appendix B.

ARTICLE 2.QUALIFIED HURRICANE DISTRIBUTIONS.

1.	Eligibility. A Member shall be eligible to receive a Qualified Hurricane Distribution from the Plan if that Member is:

(a)	a Hurricane Katrina Individual;

(b)	a Hurricane Rita Individual; or

(c)	a Hurricane Wilma Individual.

2.	Limitation on Qualified Hurricane Distributions.

(a)	A Qualified Hurricane Distribution only may be made from the Plan beginning on August 25, 2005, and ending December 31, 2006, to a Member who is a Hurricane Katrina Individual.

(b)	A Qualified Hurricane Distribution only may be made from the Plan beginning September 23, 2005, and ending December 31, 2006, to a Member who is a Hurricane Rita Individual.

(c)	A Qualified Hurricane Distribution only may be made from the Plan beginning October 23, 2005, and ending December 31, 2006, to a Member who is a Hurricane Wilma Individual.

3.
Limitation on Amount of Qualified Hurricane Distributions. The aggregate amount of distributions received by a Member which may be treated as Qualified Hurricane Distributions for any taxable year shall not exceed the excess (if any) of:

(a)	$100,000, over

(b)	the aggregate amounts of distributions treated as Qualified Hurricane Distributions received by such Member for all prior taxable years.

For purposes of this Section 2.3 of this Appendix B, all Qualified Hurricane Distributions received by any Member from a member of the Employer Group shall be aggregated for purposes of this limitation.

4.
Repayment of Qualified Hurricane Distributions. Any Member who receives a Qualified Hurricane Distribution from the Plan may, at any time during the three-year period beginning on the day after the date on which such distribution was received, make one or more contributions in an aggregate amount not to exceed the amount of such Qualified Hurricane Distribution from the Plan. Under no circumstances shall the Plan receive a rollover distribution of a Qualified Hurricane Distribution from a source other than the Plan.

5.	Distribution Procedures. Members shall request a Qualified Hurricane Distribution in accordance with such rules and procedures as the Corporation shall prescribe.

ARTICLE 3.PLAN LOANS.

1.
Loan Limitations. Notwithstanding anything in the Plan to the contrary, a Member described in Section 2.1 of this Appendix B shall have his or her dollar limit on loans available from the Plan increased to $100,000.

2.
Loan Security. Notwithstanding anything in this Plan to the contrary, with respect to any loan subject to this Section 3 of this Appendix B, Section 13.5 of the Plan shall be applied by substituting “100 percent” for “50 percent.”

3.	Loan Repayments. A Member described in Section 2.1 of this Appendix B shall be eligible to delay the due date of any loan repayment in accordance with the relief provided under GOZA.

4.	Effective Date. Sections 3.1 and 3.2 of this Appendix B shall apply to loans made from the Plan:

(a)	to a Hurricane Katrina Individual beginning on August 25, 2005, and ending December 31, 2006.

(b)	to a Hurricane Rita Individual beginning September 23, 2005, and ending December 31, 2006

(c)	to a Hurricane Wilma Individual beginning October 23, 2005, and ending December 31, 2006.

5.	Expiration Date. The provisions set forth in this Article 3 of this Appendix B shall cease to be applicable after December 31, 2006.

APPENDIX C

Unocal Plan Merger
ARTICLE 1.    PRE-MERGER QUALIFICATION REQUIREMENTS OF UNOCAL PLAN.
As set forth in Article I of the Plan, effective as of June 28, 2006, the Unocal Plan was merged with and into the Plan. Except with respect to Pre-Merger Qualification Requirements and as set forth in Article II of this Appendix C, the provisions of the Unocal Plan as in effect on January 1, 2006 shall govern the operation of the Unocal Plan until the effective date of the merger with and into this Plan. For purposes of this Plan, a “Pre-Merger Qualification Requirement” shall have the definition set forth in Article I of the Plan and, with respect to the Unocal Plan, generally relate to the provisions contained in Appendix A to this Plan relating to Limitations on Contributions and Top Heavy Rules.
ARTICLE 2.    OTHER UNOCAL PLAN AMENDMENTS.
Notwithstanding anything in the Unocal Plan document to the contrary, subject to the applicable limitations stated in the Unocal Plan and Appendix A of this Plan, effective as of January 1, 2006, the matching formula set forth in Section 4.1 of the Unocal Plan shall be equal to four hundred percent (400%) of the first two percent (2%) of the Employee Pretax contribution (as defined in the Unocal Plan) made by the Unocal member of each pay period by such individual pursuant to Section 3.1 of the Unocal Plan. In addition, the “top-paid group” election shall not be applicable to the Unocal Plan. In addition, for purposes of determining highly compensated employees, the “top-paid group” election shall not be applicable to the Unocal Plan. Further, the special distribution and loan rules described in Appendix B shall also be applicable to the Unocal Plan prior to its merger with and into the Plan.

AMENDMENT NUMBER ONE
TO THE
CHEVRON EMPLOYEE SAVINGS INVESTMENT PLAN
(Amendment and Restatement effective January 1, 2010)

WHEREAS, Chevron Corporation (the “Corporation”) has established and maintains the Chevron Employee Savings Investment Plan (the “Plan”), which was last amended and restated effective January 1, 2010;

WHEREAS, the Corporation may amend the Plan pursuant to Section 17.1;

WHEREAS, the Corporation wishes to amend the Plan to change the form of matching contributions to cash rather than shares of the Corporation;

NOW, THEREFORE, be it:

RESOLVED, that the Plan is hereby amended as follows:

1.	Effective February 16, 2015, Section 5.1(b) of the Plan is hereby deleted and replaced in its entirety as follows:

“(b)     Allocation of Company Matching Contributions. The Company Matching Contribution for each Payroll period shall be allocated to the Company Matching Contribution Accounts of Members as described in Section (a). If Leveraged ESOP Shares are allocated to a Member’s Company Matching Contribution Account, such shares shall be allocated to the Company Matching Contribution Leveraged ESOP Account. If the Company Matching Contribution is made in the form of cash, such contribution shall be apportioned among one or more separate Company Matching Contribution Accounts for each Investment Fund as the Member may specify according to the procedures prescribed by the Corporation.”

2.	Effective February 16, 2015, Section 6.2(a) of the Plan is hereby deleted and replaced in its entirety as follows:

“(a)    Initially, Company Matching Contributions made in the form of Leveraged ESOP Contributions allocated to a Member’s Company Matching Contribution Leveraged ESOP Account shall be invested in the Chevron Leveraged ESOP Stock Fund. Thereafter, a Member may elect at any time to transfer all or a portion of the Chevron Stock credited to such Account to other Investment Funds. Company Matching Contributions made in the form of cash shall be apportioned among one or more of the Investment Funds as the Member may specify according to the procedures prescribed by the Corporation.”

3.	Effective February 16, 2015, Section 8.3 of the Plan is hereby deleted and replaced in its entirety as follows:

“Company Matching Contribution Account. A Member may have one or more Company Matching Contribution Accounts which shall consist of such Member’s allocated share of Company Matching Contributions, any Thrift Plan Company Allocations Contributions, Global Energy Stock Plan Company Contributions and/or contributions made under the Unocal Plan and allocated to the Unocal Company Matching & Earnings Account which are allocated to the Member’s Company Matching Contribution Accounts. In accordance with Section 5.1(b), depending upon the manner in which the Company Matching Contribution is made, such contributions shall be allocated to either the Company Matching Contribution Leveraged ESOP Account or the Company Matching Contribution Account for each Investment Fund in which the Member’s Company Matching Contributions are invested. Amounts allocated as Thrift Plan Company Allocation Contributions, Global Energy Stock Plan Company Contributions and/or contributions which were allocated to the Unocal Company Matching & Earnings Account shall be allocated to Members’ Company Matching Contributions Non-Leveraged ESOP Accounts. With regard to Members who are former participants in the Unocal Plan, a separate Company Matching Contribution Account shall be established with respect to those former Unocal Plan participants who were not fully vested in their Unocal Plan Company Matching & Earnings Account prior to June 28, 2006. In addition, amounts previously held in Members’ ESOP Contingent Accounts and Contingent Accounts (as such terms were defined in the Plan prior to April 1, 2002) shall be treated as Company Matching Contribution Accounts. A Member shall have a separate Company Matching Contribution Account for each Investment Fund in which the Members’ Company Matching Contributions are invested. Each such Account shall consist of the Company Matching Contributions invested in that Investment Fund, adjusted to reflect Plan transactions affecting each such Account and earnings, expenses and losses. In addition, amounts held in the Matching Account and the Discretionary Employer Match Account under the Pure Resources Plan on December 31, 2008 shall be allocated to the Prior Pure Resources Employer Match Account, which shall be treated as a Company Matching Contribution Account.”

4.	Except as provided herein, the Plan is affirmed in all other respects.

The foregoing resolutions are adopted pursuant to authority delegated to the undersigned by the Executive Committee and in Chevron Corporation Policy 190.

DATE: December 9, 2014                CHEVRON CORPORATION

/s/ Joe W. Laymon
Joe W. Laymon

Vice-President, Human Resources and Corporate Services